Exhibit 4.2

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., as Issuer,

CENTRAL EUROPEAN MEDIA ENTERPRISES N.V.

and

CME MEDIA ENTERPRISES B.V.,

as Guarantors,

Deutsche Bank Trust Company Americas,

as Trustee,

Deutsche Bank Trust Company Americas,

as Paying Agent and Transfer Agent,

and

Deutsche Bank Trust Company Americas,

as Registrar

INDENTURE

Dated as of May 2, 2014

Senior Secured Notes due 2017

Exhibit A                                             -                                            Form of Note

Exhibit B                                             -                                            Form of Supplemental Indenture

Exhibit C                                             -                                            Form of Certificate of Transfer

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

[CROSS REFERENCE TABLE]

TIA	Indenture
Section	Section
310 (a)(1)	7.9
(a)(2)	7.9
(a)(3)	N/A
(a)(4)	N/A
(a)(5)	N/A
(b)	7.7; 7.9
(c)	N/A
311 (a)	7.10
(b)	7.10
(c)	N/A
312 (a)	2.5
(b)	12.16
(c)	12.16
313 (a)	N/A
(b)(1)	N/A
(b)(2)	N/A
(c)	N/A
(d)	N/A
314 (a)	4.12; 4.17
(b)	11.1
(c)	12.2
(d)	11.1
(e)	12.3
(f)	N/A
315 (a)	7.1
(b)	7.5; 6.16
(c)	7.1
(d)	N/A
(e)	6.15
316 (a) (last sentence)	2.10
(a)(1)(A)	6.8
(a)(1)(B)	6.7
(a)(2)	N/A
(b)	6.10
(c)	9.3
317 (a)(1)	6.11
(a)(2)	6.12
(b)	2.4
318 (a)	12.17

INDENTURE, dated as of May 2, 2014 among (i) CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a company incorporated under the laws of Bermuda (the “Issuer”), (ii) CENTRAL EUROPEAN MEDIA ENTERPRISES N.V., a company organized under the laws of the former Netherland Antilles and existing under the laws of Curacao (“CME NV”), (iii) CME MEDIA ENTERPRISES B.V., a private limited liability company organized and existing under the laws of the Netherlands (“CME BV” and, together with CME NV and any Additional Guarantors, the “Guarantors”), (iv) Deutsche Bank Trust Company Americas, as Trustee, (v) Deutsche Bank Trust Company Americas, as Paying Agent and Transfer Agent, and (vi) Deutsche Bank Trust Company Americas, as Registrar.

The Issuer has duly authorized the creation and issuance of its (i) $114,783,200 Senior Secured Notes due 2017 issued on the date hereof the sale of which will not be registered under the U.S. Securities Act (such notes, together with any increase in principal amount thereof in connection with the payment of PIK Interest (as defined herein), being referred to as the “Private Placement Notes”), (ii) $285,216,800 Senior Secured Notes due 2017 issued on the date hereof the sale of which will be registered under the U.S. Securities Act (such notes, together with any increase in principal amount thereof in connection with the payment of PIK Interest, being referred to as the “Registered Notes”), and (iii) Additional Notes issued from time to time as either Private Placement Notes or Registered Notes (together with the Private Placement Notes and Registered Notes, including any increase in the principal amount of the Notes in connection with the payment of PIK Interest, the “Notes”); and, to provide therefor, the Issuer and the Guarantors have duly authorized the execution and delivery of this Indenture.  Except as otherwise provided herein, $400,000,000 in aggregate principal amount of Notes shall be initially issued on the date hereof.

Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Notes:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1  Definitions

“2009 Notes” means the Issuer’s €272,972,000 aggregate outstanding principal amount of 11.625% senior notes due 2016.

“2010 Notes” means CET 21’s €240,000,000 aggregate outstanding principal amount of 9.0% senior secured notes due 2017.

“2010 Notes Indenture” means the Indenture governing the 2010 Notes.

“2011 Convertible Notes” means the Issuer’s $261,034,000 aggregate outstanding principal amount of 5.0% senior convertible notes due 2015.

“Additional Amounts” shall have the meaning set forth in Section 4.15.

“Additional Assets” means:

(1)           any property or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or a Restricted Subsidiary in a Permitted Business;

(2)           the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or a Restricted Subsidiary of the Issuer; or

(3)           Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Issuer;

provided, however , that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Permitted Business.

“Additional Guarantee” shall have the meaning set forth in Section 4.21.

“Additional Guarantor” means any Person that has provided an Additional Guarantee.

“Additional Notes” means any additional principal amounts of Notes issued from time to time under the terms of this Indenture after the Issue Date.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Affiliate Transaction” shall have the meaning set forth in Section 4.10.

“Agent” means the Paying Agent, any Registrar, Transfer Agent, Authenticating Agent or co-Registrar.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Issuer or any of its Restricted Subsidiaries, including any disposition by means of a merger, amalgamation, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)           a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(2)           the sale of Cash Equivalents in the ordinary course of business;

(3)           a disposition of inventory or other assets in the ordinary course of business;

(4)           a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Issuer and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)           transactions permitted under Section 4.18;

(6)           an issuance of Capital Stock by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary;

(7)           for purposes of Section 4.9 only, the making of a Permitted Investment or a disposition subject to Section 4.4;

(8)           in addition to dispositions covered by the other clauses of this paragraph, dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of not more than €5 million;

(9)           dispositions in connection with Permitted Liens;

(10)         the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Issuer and its Restricted Subsidiaries;

(11)         dispositions of assets or Capital Stock by the Issuer or any Restricted Subsidiary in connection with the making of an Investment permitted under clause (11) of the definition of “Permitted Investments”; and

(12)         foreclosure on assets.

“Asset Disposition Offer” shall have the meaning set forth in Section 4.9.

“Asset Disposition Offer Amount” shall have the meaning set forth in Section 4.9.

“Asset Disposition Offer Period” shall have the meaning set forth in Section 4.9.

“Asset Disposition Purchase Date” shall have the meaning set forth in Section 4.9.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Authenticating Agent” shall have the meaning set forth in Section 2.2.

“Authorized Person” means any person who is designated in writing by the Issuer from time to time to give Instructions to the Trustee or an Agent under the terms of this Indenture.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Law” means (i) for the purposes of the Issuer and the Guarantors, any bankruptcy, insolvency or other similar statute, regulation or provision of any jurisdiction in which the Issuer and the Guarantors are organized or are conducting business and (ii) for purposes of the Trustee and the holders of the Notes, Title 11, U.S. Code or any similar United States federal, state or foreign law for the relief of debtors.

“Board of Directors” means the board of directors of the Issuer or any committee thereof duly authorized to act on behalf of such board.

“Board Resolution” means a duly authorized resolution of the Board of Directors certified by an Officer and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York, Bermuda, Luxembourg, London or Prague or a place of payment are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Election Deadline” shall have the meaning set forth in Section 2.17.

“Cash Equivalents” means:

(1)           securities issued or directly and fully guaranteed or insured by the United States Government, or the government of any member state of the European Union or any agency or instrumentality thereof (each a “Qualified Country A”) (provided that the full faith and credit of the Qualified Country A is pledged in support thereof), having maturities of not more than one year;

(2)                                 securities issued or directly and fully guaranteed or insured by Ukraine or any agency or instrumentality thereof (“Qualified Country B”) (provided that the full faith and credit of the Qualified Country B is pledged in support thereof), having maturities of not more than 30 days;

(3)                                 marketable general obligations issued by any political subdivision of any Qualified Country A or any public instrumentality thereof maturing within one year from the date of acquisition thereof (provided that the full faith and credit of the Qualified Country A is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” or better from either S&P or Moody’s;

(4)                                 marketable general obligations issued by any political subdivision of Qualified Country B or any public instrumentality thereof maturing within 30 days from the date of acquisition thereof (provided that the full faith and credit of the Qualified Country B is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” or better from either S&P or Moody’s;

(5)                                 certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P, or “A” or the equivalent thereof by Moody’s, and having combined capital and surplus in excess of $500 million;

(6)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (5) above;

(7)                                 commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by an internationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(8)                                 interests in any investment company or money market fund which invests solely in instruments of the type specified in clauses (1) through (5) above.

“Cash Interest” shall have the meaning set forth in Section 2.17.

“CET 21” means CET 21 spol. s r.o., a limited liability company incorporated under the laws of the Czech Republic.

“Change in Tax Law” means:

(1)                                 a change in or an amendment to the laws or treaties (including any regulations, protocols or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

(2)                                 any change in or amendment to the official application, administration or interpretation of such laws or treaties (including the decision of any court, governmental agency or tribunal), which change or amendment is announced or becomes effective on or after the Issue Date (or if later, the date on which the Issuer or any Guarantor becomes a company organized under the laws of such jurisdiction).

“Change of Control” means the occurrence of any of the following events:

(1)                                 any “person” or “group” of related persons, other than one or more Permitted Holders, is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Issuer, and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Issuer than such person or group;

(2)                                 the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” other than the Permitted Holders;

(3)                                 the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

(4)                                 the adoption by the shareholders of the Issuer of a plan relating to the liquidation or dissolution of the Issuer.

For the purposes of this definition: (a) “person” and “group” have the meanings they have in Sections 13(d) and 14(d) of the U.S. Exchange Act; (b) “beneficial owner” is used as defined in Rules 13d-3 and 13d-5 under the U.S. Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time; (c) a person will be deemed to beneficially own any Voting Stock of an entity held by a parent entity, if such person is the beneficial owner, directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity; and (d) a “Continuing Director” means any member of the Board of Directors who was (i) a member of such Board of Directors on the Issue Date or was nominated for election or was elected to the Board of Directors with the approval of the majority of Continuing Directors who were members of the Board of Directors at the time of such nomination or election or (ii) was appointed to the Board of Directors by any Permitted Holder.

“Change of Control Offer” shall have the meaning set forth in Section 4.14.

“Change of Control Payment” shall have the meaning set forth in Section 4.14.

“Change of Control Payment Date” shall have the meaning set forth in Section 4.14.

“Change of Control Triggering Event” means the occurrence of both (1) a Change of Control and (ii) a Ratings Decline.

“Clearing Agency” means DTC or its successor, either acting directly or through a nominee.

“Collateral” means the sixth-priority pledge (as of the Issue Date) (such pledge shall become a fifth-priority pledge upon the release of the Liens under the 2009 Notes in connection with the redemption of the 2009 Notes) of the outstanding shares of CME NV and shares of CME BV, together with any future assets pledged under the Security Documents.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the U.S. Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the U.S. Securities Act and the U.S. Exchange Act, then the body performing such duties at such time.

“Company Order” means a written order or request signed in the name of the Issuer or a Guarantor by an Officer or duly authorized members of the board of directors, management board or similar corporate governing body, as applicable.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1)                                 if the Issuer or any Restricted Subsidiary:

(a)                                 has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)                                 has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)                                 if since the beginning of such period the Issuer or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

(a)                                 the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)                                 Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)                                 if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Issuer) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)                                 if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Issuer or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the U.S. Securities Act).  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).  If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Issuer, the interest rate shall be calculated by applying such optional rate chosen by the Issuer.

“Consolidated EBITDA” for any period with respect to any specified Person means, without duplication, the Consolidated Net Income for such period of such Person, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)                                 Consolidated Interest Expense;

(2)                                 Consolidated Income Taxes;

(3)                                 consolidated depreciation expense;

(4)                                 consolidated amortization of intangibles (other than amortization of programming assets);

(5)                                 other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and

(6)                                 minority interest in (income)/loss of consolidated subsidiaries, in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Issuer and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1)                                 interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)                                 amortization of debt discount and debt issuance cost;

(3)                                 non-cash interest expense, including without limitation any PIK Interest and any other interest paid on Indebtedness in the form of an increase in the outstanding principal amount of such Indebtedness;

(4)                                 commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)                                 interest actually paid by the Issuer or any such Restricted Subsidiary under any guarantee of Indebtedness or other obligation of any other Person;

(6)                                 net costs associated with Hedging Obligations (including amortization of fees);

(7)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8)                                 all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Issuer or a Restricted Subsidiary; and

(9)                                 the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not guaranteed or paid by the Issuer or any Restricted Subsidiary.

Notwithstanding the foregoing, any capitalized or other costs incurred by the Issuer and its Restricted Subsidiaries relating to the early extinguishment of Indebtedness shall not be included in the calculation of Consolidated Interest Expense.

For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Issuer and its Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income” means, for any period, the net income (loss) of the Issuer and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)                                 any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

(a)                                 subject to the limitations contained in clauses (3), (4) and (5) below, the Issuer’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)                                 the Issuer’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Issuer or a Restricted Subsidiary;

(2)                                 any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that:

(a)                                 subject to the limitations contained in clauses (3), (4) and (5) below, the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or distribution paid or permitted to be paid, directly or indirectly, by loans, advances, intercompany transfers or otherwise (for so long as permitted) to the Issuer or a Restricted Subsidiary (subject, in the case of such a dividend or distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)                                 the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)                                 any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Issuer or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)                                 any extraordinary gain or loss;

(5)                                 any foreign exchange gains or losses; and

(6)                                 the cumulative effect of a change in accounting principles.

“Covenant Defeasance” shall have the meaning set forth in Section 8.3.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

“Custodian” means any receiver, trustee, assignee, liquidator, examiner, administrator, sequestration or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Default Interest Payment Date” shall have the meaning set forth in Section 2.13.

“Definitive Notes” means Notes in definitive registered form substantially in the form of Exhibit A hereto.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)                                 matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)                                 is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Issuer or a Restricted Subsidiary); or

(3)                                 is redeemable at the option of the holder of the Capital Stock thereof, in whole or in part, in each case on or prior to the date that is 91 days after the date (a) on which the Notes mature or (b) on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Issuer may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Issuer with Sections 4.9, 4.14 and 4.20 and such repurchase or redemption complies with Section 4.4.

“DTC” means The Depository Trust Company.

“Equity Offering” means any private or public sale by the Issuer of Capital Stock (other than Disqualified Stock) of the Issuer.

“Existing Intercreditor Agreement” means the Intercreditor Agreement originally dated July 21, 2006, between the Issuer, the trustees in respect of the 2009 Notes, the 2010 Notes and the 2011 Convertible Notes, and the other parties thereto, as amended and restated on the Issue Date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and the pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.  All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.  Notwithstanding the foregoing, the Issuer (and its Subsidiaries) may elect to apply International Financial Reporting Standards (“IFRS”), in lieu of GAAP, for purposes of reports, ratios, computations and definitions identified or determined with reference to the Issuer and its Restricted Subsidiaries and, upon such election, references herein to GAAP that relate to any such report, ratio, computation or definition shall thereafter be construed to mean IFRS to the extent so adopted, as in effect from time to time after such election; provided that any such election once made shall be notified to the Trustee in writing and shall be irrevocable.

“Global Note” shall have the meaning set forth in Section 2.1 hereof.

“Government Obligations” means direct non-callable and non-redeemable obligations (in each case, with respect to the issuer thereof) of any member state of the European Union that is a member of the European Union as of the Issue Date or of the United States of America (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is secured by the full faith and credit of the applicable member state or of the United States of America, as the case may be.

“Group” means the Issuer and its Subsidiaries.

“Guarantee” means, individually, any guarantee of payment of the Notes and amounts due under this Indenture by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto (including any Additional Guarantees), and collectively, all such Guarantees.  Each such Guarantee will be substantially in a form prescribed in Article X or Exhibit B hereto, as applicable.

“Guarantor” shall have the meaning ascribed to the term in the preamble to this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)                                 the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)                                 the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)                                 the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(5)                                 Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6)                                 the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)                                 the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)                                 the principal component of Indebtedness of other Persons to the extent guaranteed by such Person; and

(9)                                 to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)                                 such Indebtedness is the obligation of a partnership or Joint Venture that is not a Restricted Subsidiary;

(2)           such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)           there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)           the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)           if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Issuer or its Restricted Subsidiaries.

“Indenture” means this Indenture, as amended, modified or supplemented from time to time in accordance with the terms hereof.

“Instructions” means any written notices, written directions or written instructions received by any Agent or the Trustee in accordance with the provisions of this Indenture from an Authorized Person.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)           Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2)           endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)           an acquisition of assets, Capital Stock or other securities by the Issuer or a Subsidiary for consideration to the extent such consideration consists of common equity securities of the Issuer.

For purposes of Section 4.4:

(1)           “Investment” will include the portion (proportionate to the Issuer’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Issuer at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however , that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors in good faith) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and

(2)           any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.  If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

“Issue Date” means the date on which the Notes are originally issued.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership that is not a Restricted Subsidiary in which the Issuer or any Subsidiary has an interest from time to time.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Maturity Date” means the earlier of (a) the Termination Date and (b) December 1, 2017.

“Moody’s” means Moody’s Investors Service, Inc. or its successor.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a Note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)           all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all national, provincial, and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)           all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)           all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Disposition; and

(4)           the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred and paid in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Issuer nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and

(2)           no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Notes” shall have the meaning set forth in the preamble of this Indenture.

“Officer” means a Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Vice President or the Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuer.

“Original Issue Discount Legend” means the legend set forth in Section 2.1 to be placed on any Note issued under this Indenture that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

“Parallel Debt” shall have the meaning set forth in Section 11.4.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes and, in relation to the application of proceeds of Asset Dispositions of Collateral, is secured on a basis that is entitled to share ratably in the proceeds of such Collateral.

“Paying Agent” shall have the meaning set forth in Section 2.3.

“Payor” shall mean the Issuer, any Guarantor or a successor of any thereof.

“Permitted Business” means (a) any business conducted by the Issuer and any of its Restricted Subsidiaries on the Issue Date, (b) any reasonable extension of such business and (c) any business reasonably related, ancillary or complementary thereto.

“Permitted Collateral Liens” means liens on the Collateral:

(1)                                 to secure Indebtedness of a member of the Group, which Indebtedness is permitted to be Incurred under clauses (1), (3), (11) and (13) of Section 4.3(b) and any Refinancing Indebtedness in respect of such Indebtedness; provided that the lenders of such Indebtedness or their duly authorized representatives accede to the Existing Intercreditor Agreement; and

(2)                                 Liens in existence on the Issue Date in respect of the 2009 Notes (pending discharge following application of the proceeds of the Notes), the 2010 Notes and 2011 Convertible Notes and any Refinancing Indebtedness in respect of the 2010 Notes and the 2011 Convertible Notes; provided that the lenders of such Refinancing Indebtedness or their duly authorized representatives accede to the Existing Intercreditor Agreement.

“Permitted Holders” means Time Warner Inc. and any of its Affiliates (other than the Issuer and its Subsidiaries).

“Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary in:

(1)           the Issuer or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however , that the primary business of such Restricted Subsidiary is a Permitted Business;

(2)           another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Issuer or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Permitted Business;

(3)           cash and Cash Equivalents;

(4)           receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)           payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)           loans or advances to employees (other than executive directors) made in the ordinary course of business consistent with past practices of the Issuer or such Restricted Subsidiary;

(7)           Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8)           Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.9;

(9)           Investments in existence on the Issue Date;

(10)         Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.3;

(11)         Investments by the Issuer or a Restricted Subsidiary in Joint Ventures with another Person for the purpose of engaging in a Permitted Business; provided that the Issuer is able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.3(a) after giving effect, on a pro forma basis, to such Investment;

(12)         Investments by the Issuer or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (12), in an aggregate amount at the time of such Investment not to exceed €40 million outstanding at any one time; and

(13)         guarantees issued in accordance with Section 4.3.

“Permitted Liens” means, with respect to any Person:

(1)           Liens securing Indebtedness and other obligations under the Time Warner Credit Facilities Incurred under clause (1) of Section 4.3(b) of this Indenture;

(2)           Liens securing Indebtedness and other obligations Incurred under clause (11) of Section 4.3(b);

(3)           pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or Government Obligations to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(4)           Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP, shall have been made in respect thereof;

(5)           Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings, provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(6)           Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(7)           encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(8)           Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(9)           leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(10)         judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(11)         Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business; provided that:

(a)           the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b)           such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Issuer or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(12)         Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that such deposit account is not intended by the Issuer or any Restricted Subsidiary to provide collateral to the depository institution;

(13)         Liens arising from United States Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(14)         Liens existing on the Issue Date;

(15)         Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(16)         Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(17)         Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary;

(18)         Liens securing the Notes or any Guarantees;

(19)         Liens securing Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, replacement accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(20)         any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; and

(21)         Liens securing Indebtedness Incurred in respect of any customary cash management, cash pooling or netting or setting off arrangements (notional or otherwise) entered into in the ordinary course of business.

“Person” means any individual, corporation, partnership, joint venture, association, company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“PIK Interest” means interest paid in the form of an increase in the outstanding principal amount of the Notes.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Principal Debt Obligations” shall have the meaning set forth in Section 11.4.

“Private Placement Definitive Note” shall have the meaning set forth in Section 2.1 hereof.

“Private Placement Global Note” shall have the meaning set forth in Section 2.1 hereof.

“Private Placement Legend” means the legend set forth in Section 2.7(c).

“Private Placement Notes” shall have the meaning set forth in the preamble of this Indenture.

“Rating Agencies” means Moody’s or S&P and if Moody’s or S&P shall not make a rating of the Notes publicly available, an internationally recognized securities rating agency or agencies, as the case may be, which shall be substituted for Moody’s or S&P or each of them as the case may be.

“Rating Date” means the date which is the day prior to the initial public announcement by the Issuer or the proposed acquirer that (i) the acquirer has entered into one or more binding agreements with the Issuer and/or shareholders of the Issuer that would give rise to a Change of Control or (ii) the proposed acquirer has commenced an offer to acquire outstanding Voting Stock of the Issuer.

“Rating Decline” shall be deemed to occur if on the 60th day following the occurrence of a Change of Control the rating of the Notes by either Rating Agency shall have been (i) withdrawn or (ii) downgraded, by one or more degradations, from the ratings in effect on the Rating Date.

“Record Date” means the Record Dates specified in the Notes.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 7 of any Note.

“Redemption Price” when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraph 7 of any Note.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Issuer that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary or of the Issuer) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)           if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)           the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)           such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees incurred in connection therewith);

(4)           if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(5)           “Refinancing Indebtedness” shall not include Indebtedness of a Restricted Subsidiary that is not a Guarantor incurred to refinance Indebtedness of a Guarantor; and

(6)           if the Refinancing Indebtedness is in respect of the Time Warner Revolving Credit Facility, the full amount of the outstanding loans and commitments shall be required to be refinanced or terminated, as applicable, and Time Warner Inc. shall no longer have any liability thereunder.

“Registered Definitive Note” shall have the meaning set forth in Section 2.1 hereof.

“Registered Global Note” shall have the meaning set forth in Section 2.1 hereof.

“Registered Notes” shall have the meaning set forth in the preamble of this Indenture.

“Registrar” shall have the meaning set forth in Section 2.3 of this Indenture.

“Registration Statement” means registration statement No. 333-194209, dated February 28, 2014, relating to the sale of the Registered Notes, as amended.

“Relevant Taxing Jurisdiction” shall have the meaning set forth in Paragraph 2 of any Note.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” shall have the meaning set forth in Section 4.4.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard and Poor’s Ratings Services and its successors.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or a Restricted Subsidiary leases it from such Person.

“Secured Party” means the Security Agent, the Trustee and the holders of the Notes.

“Security Agent” means Deutsche Bank Trust Company Americas.

“Security Documents” means the pledge agreements dated as of the Issue Date relating to the shares of CME NV and shares of CME BV  that secure the Notes and any other security document pursuant to which a lien is granted in the future for the benefit of the holders of the Notes.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission as of the Issue Date.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligations” means any Indebtedness of the Issuer or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to obligations under this Indenture pursuant to a written agreement.

“Subsidiary” of any Person means (i) any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person or (ii) any corporation, association, partnership, joint venture, limited liability company or other business entity which is consolidated with the Issuer and its Subsidiaries in accordance with GAAP.  Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Issuer.

“Successor Company” shall have the meaning set forth in Section 4.17(a)(1).

“Taxes” shall have the meaning set forth in Paragraph 2 of any Note.

“Technical Amendment” means any amendment to a Security Document in respect of the Notes pursuant to Section 9.1, provided that in relation to any such amendment either (i) Section 4.23 has been complied with or (ii) the Issuer delivers to the Trustee an Officers’ Certificate, in form and substance satisfactory to the Trustee, confirming the solvency of the Person granting such security interest, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, and an Opinion of Counsel (subject to any necessary qualifications relating to hardening periods and other qualifications customary for this type of Opinion of Counsel), in form and substance satisfactory to the Trustee, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement (followed by an immediate retaking of a lien of at least equivalent ranking (after giving effect to the deletion or removal of the replaced lien) over the same assets), the Lien or Liens created under the Security so amended are valid Liens.

“Termination Date” means the date of the occurrence of any one or all of the following: (a) an acceleration of the Time Warner Term Loan Credit Facility, (b) any voluntary or involuntary repayment or prepayment (including through a purchase of term loans) in full of the principal amount of the obligations outstanding under the Time Warner Term Loan Credit Facility, whether or not such repayment or prepayment is permitted under the terms thereof or under the Indenture or (c) any other date on which the Time Warner Term Loan Credit Facility has been terminated and is no longer outstanding.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture.

“Time Warner Credit Facilities” means the Time Warner Revolving Credit Facility and Time Warner Term Loan Credit Facility.

“Time Warner Revolving Credit Facility” means that certain revolving credit facility dated as of May 2, 2014, between the Issuer, as borrower, CME BV and CME NV, as the original guarantors, Time Warner Inc. and the other lenders party thereto, and the administrative agent party thereto, as such facility may be amended, restated or modified.  For the avoidance of doubt, this term does not include any refinancing of the Time Warner Revolving Credit Facility, other than as permitted under Section 4.3(b)(4).

“Time Warner Term Loan Credit Facility” means that certain term loan credit facility dated as of February 28, 2014, between the Issuer, as borrower, CME BV and CME NV, as the original guarantors, Time Warner Inc. and the other lenders party thereto, and the administrative agent party thereto, as such facility may be amended, restated or modified in whole or in part from time to time.  For the avoidance of doubt, this term does not include any refinancing of the Time Warner Term Loan Credit Facility.

“Transfer Agent” means any Person authorized by the Issuer to effectuate the exchange or transfer of any Note on behalf of the Issuer hereunder.

“Trust Officer” means any officer within Deutsche Bank Trust Company Americas (or any successor group of the Trustee), including any director, managing director, vice president, assistant vice president, corporate trust officer, assistant corporate trust officer, secretary, assistant secretary, treasurer, assistant treasurer, associate or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” means:

(1)           any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, amalgamation or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)           such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Issuer which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)           all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)           such designation and the Investment of the Issuer in such Subsidiary complies with Section 4.4 of this Indenture;

(4)           such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Issuer and its Subsidiaries;

(5)           such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)           to subscribe for additional Capital Stock of such Person; or results;

(b)           to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating; and

(6)           on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary with terms substantially less favorable to the Issuer than those that might have been obtained from Persons who are not Affiliates of the Issuer.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions.  If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Issuer could incur at least $1.00 of additional Indebtedness under Section 4.3(a) hereof on a pro forma basis taking into account such designation.

“U.S.” means the United States of America.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of members of the management board, directors or persons acting in a similar capacity on similar corporate bodies.

SECTION 1.2  Rules of Construction.  Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           words in the singular include the plural, and words in the plural include the singular;

(e)           provisions apply to successive events and transactions;

(f)            “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(g)           “guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)           entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business.  The term “guarantee” used as a verb has a corresponding meaning.

For the avoidance of doubt, for all purposes under this Indenture, the amount of (i) Notes outstanding under the Indenture or (ii) Loans (as defined under the Time Warner Term Loan Credit Facility) outstanding under the Time Warner Term Loan Credit Facility, in each case, shall be equal to the aggregate principal face amount of such Notes or Loans (as defined in the Time Warner Term Loan Credit Facility) outstanding at any such time, without giving effect to the tax treatment or accounting standards used in respect thereof (including any discount thereto).

ARTICLE II

THE NOTES

SECTION 2.1  Form and Dating. The Notes and the notation relating to the Trustee’s certificate of authentication thereof, shall be substantially in the form of Exhibit A.  The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage.

The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them not inconsistent with the terms of this Indenture.  Each Note shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors, the Trustee and the Paying Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  The Notes will initially be represented by the Global Notes.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the custodian for the Global Notes, DTC or as may be required for the Notes to be tradable on any market in which the Notes are to be admitted or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

The certificates representing the Notes may contain any legends (including, without limitation, legends relating to any resale restrictions under U.S. federal or state securities laws or otherwise) as may be determined by the Issuer.  In addition, notwithstanding anything to the contrary herein or in the Notes, the Issuer and the Trustee may refuse to remove any such legend on a certificate representing any Note at the request of any holder thereof prior to being provided with such information or documentation (including, without limitation, legal opinions) as may be reasonably required by the Issuer or the Trustee in connection with such removal.

As long as the Notes are in global form, the Paying Agent (in lieu of the Trustee) shall be responsible for:

(i)            effecting payments due on the Global Notes (following receipt of payment thereof from Issuer); and

(ii)           arranging on behalf of and at the expense of the Issuer for notices to be communicated to holders of the Notes in accordance with the terms of this Indenture.

Each reference in this Indenture to the performance of duties set forth in clauses (i) and (ii) above by the Trustee includes performance of such duties by the Paying Agent.

Registered Notes shall be initially issued as one or more global notes or definitive notes, in registered global form or definitive form, as applicable, without interest coupons, substantially in the form of Exhibit A hereto, without the Private Placement Legend provided in Exhibit A hereto, except as otherwise noted herein. Such Registered Notes issued as global notes shall be referred to collectively herein as the “Registered Global Notes” and such Registered Notes issued as definitive notes shall be referred to collectively as “Registered Definitive Notes”. The aggregate principal amount of the Registered Global Notes may from time to time be increased or decreased by adjustments made on the records of the Registrar (following receipt by the Trustee of all information required hereunder), as hereinafter provided (or by the issue of additional or replacement Registered Global Notes), in connection with a corresponding decrease or increase in the aggregate principal amount of the Private Placement Global Note (as defined below) or in consequence of the issue of Registered Definitive Notes (in exchange for a portion of the Registered Global Note) or additional Registered Notes, as hereinafter provided.

Private Placement Notes shall be initially issued as one or more global notes or definitive notes, in registered global form or definitive form, as applicable, without interest coupons, substantially in the form of Exhibit A hereto, with the Private Placement Legend provided in Exhibit A hereto, except as otherwise noted herein. Such Private Placement Notes issued as global notes shall be referred to collectively herein as the “Private Placement Global Notes” and such Private Placement Notes issued as definitive notes shall be referred to collectively as “Private Placement Definitive Notes”. The aggregate principal amount of the Private Placement Global Notes may from time to time be increased or decreased by adjustments made on the records of the Registrar (following receipt by the Trustee of all information required hereunder), as hereinafter provided (or by the issue of additional or replacement Private Placement Global Notes), in connection with a corresponding decrease or increase in the aggregate principal amount of the relevant Registered Global Notes or in consequence of the issue of Private Placement Definitive Notes (in exchange for a portion of the Private Placement Global Note) or additional Private Placement Notes, as hereinafter provided.

The Private Placement Global Note and the Registered Global Note shall each be issued with separate CUSIP numbers. As used herein, “Global Note” shall mean any Registered Global Note or Private Placement Global Note, and “Global Notes” shall mean the Registered Global Notes and the Private Placement Global Notes.

Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear an Original Issue Discount Legend in substantially the following form on the face thereof:

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS DEBT INSTRUMENT BEARS ORIGINAL ISSUE DISCOUNT.  INFORMATION INCLUDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND THE YIELD TO MATURITY WILL BE MADE AVAILABLE TO THE HOLDER UPON REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE ISSUER AT CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., C/O CME MEDIA SERVICES LTD., KŘÍŽENECKÉHO NÁMĚSTÍ 1078/5, 152 00  PRAGUE 5 — BARRANDOV, CZECH REPUBLIC.

SECTION 2.2  Execution and Authentication.

Two Officers shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Notes, the

Notes shall be valid nevertheless.  The Trustee shall be entitled to rely on such signature as authentic and shall be under no obligation to make any investigation in relation thereto.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Except as otherwise provided herein, the aggregate principal amount of Notes that may be outstanding at any time under this Indenture is not limited in amount.  Upon receipt by the Trustee of a Company Order in the form of an Officers’ Certificate, the Trustee shall authenticate such Notes which shall consist of (i) Registered Notes for original issue on the Issue Date in an aggregate principal amount not to exceed $341,846,700, (ii) Private Placement Notes for original issue on the Issue Date in an aggregate principal amount not to exceed $58,153,300, and (iii) Additional Notes from time to time for issuance after the Issue Date to the extent otherwise permitted hereunder (including, without limitation, under Section 4.3 hereof).  Any Company Order delivered in connection with the issuance of Notes on the Issue Date shall contain a certification that on or prior to the time of issuance of Notes on the Issue Date the Issuer shall have obtained the proceeds of at least $30,000,000 under the Time Warner Term Loan Credit Facility.  Additional Notes will be treated as the same series of Notes as the Registered Notes or Private Placement Notes, as applicable for all purposes under this Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase.  Such Company Order shall specify the aggregate principal amount of Notes to be authenticated, the date on which the Notes are to be authenticated, the issue price and the date from which interest on such Notes shall accrue, whether the Notes are to be Registered Notes, Private Placement Notes or Additional Notes, whether the Notes are to be issued as Definitive Notes or Global Notes, and whether or not the Notes shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request.  In addition, such Company Order shall include (a) a statement that the Persons signing the Company Order have (i) read and understood the provisions of this Indenture relevant to the statements in the Company Order and (ii) made such examination or investigation as is necessary to enable them to make such statements and (b) a brief statement as to the nature and scope of the examination or investigation on which the statements set forth in the Company Order are based.  In authenticating the Notes and accepting the responsibilities under this Indenture in relation to the Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel in a form reasonably satisfactory to the Trustee stating that the form and terms thereof have been established in conformity with the provisions of this Indenture, do not give rise to a Default and that the issuance of such Notes has been duly authorized by the Issuer and, if applicable, the Guarantors.  Upon receipt of a Company Order in the form of an Officers’ Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Issuer.

The Trustee may appoint an authenticating agent (“Authenticating Agent”) reasonably acceptable to the Issuer to authenticate Notes.  Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating

Agent.  An Authenticating Agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

All Registered Notes, all Private Placement Notes and all Additional Notes shall be treated as a single class for all purposes under this Indenture.

The Notes shall be issuable only in denominations of $100 and any integral multiple of $1 in excess thereof.

SECTION 2.3  Registrar and Paying Agent.  The Issuer shall maintain an office or agency where Global Notes may be presented for registration of transfer or for exchange (“Registrar”).  The Issuer shall maintain an office or agency where (i) Global Notes may be presented or surrendered for payment (“Paying Agent”) and (ii) notices and demands in respect of such Global Notes and this Indenture may be served.  In the event that Definitive Notes are issued, (x) Definitive Notes may be presented or surrendered for registration of transfer or for exchange, (y) Definitive Notes may be presented or surrendered for payment and (z) notices and demands in respect of such Definitive Notes and this Indenture may be served at an office of the Registrar or the Paying Agent, as applicable.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuer, upon written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee.  The term “Registrar” includes any co- Registrar, and the term “Paying Agent” includes any additional Paying Agent.  The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar for the Notes.  The Issuer initially appoints Deutsche Bank Trust Company Americas, as Paying Agent, Transfer Agent and Registrar until such time as Deutsche Bank Trust Company Americas has resigned and a successor has been appointed.  In the event that a Paying Agent or Transfer Agent is replaced, the Issuer shall provide notice thereof, published, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, in a daily newspaper with general circulation in the Grand Duchy of Luxembourg (which is expected to be the Luxembourg Wort) or on the website of the Luxembourg Stock Exchange at www.bourse.lu, and, in each case, and, in the case of Definitive Notes, in addition to such publication, mailed to each holder’s registered address, as it appears on the register of the Notes held by the Registrar, with a copy to the Trustee.  The Issuer may change any Registrar or Paying Agent without prior notice to the holders of the Notes.  Payment of principal will be made upon the surrender of Definitive Notes at the office of any Paying Agent.  In the case of a transfer of a Definitive Note in part, upon surrender of the Definitive Note to be transferred, a Definitive Note shall be issued to the transferee in respect of the principal amount transferred and a Definitive Note shall be issued to the transferor in respect of the balance of the principal amount of the transferred Definitive Note at the office of any Transfer Agent.

The Issuer shall also undertake, to the extent possible, to maintain a Paying Agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income (the “Directive”).  The Issuer may change the Paying Agent or Registrar for the Notes without prior notice to the holders of the Notes, and the Issuer, or any of its subsidiaries, may act as Paying Agent or Registrar for the Notes.  In the event that a Paying Agent or the Registrar is replaced, the Issuer shall provide notice thereof in accordance with the procedures described below under

Section 12.1.Claims against the Issuer for payment of principal, interest and Additional Amounts, if any, on the Notes will become void unless presentment for payment is made (where so required herein) within, in the case of principal and Additional Amounts, if any, a period of ten years or, in the case of interest, a period of five years, in each case from the applicable original date of payment therefor.

The obligations of the Agents are several and not joint.

SECTION 2.4  Paying Agent to Hold Assets. Each Paying Agent shall hold to the order of the holders of the Notes or the Trustee all assets received by the Paying Agent (whether such assets have been paid to it by the Issuer or any Guarantor) for the payment of principal, premium, if any, or interest on, the Notes, and shall notify the Trustee of any Default by the Issuer or any Guarantor in making any such payment.  The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent pursuant to this Section 2.4, the Paying Agent shall have no further liability for such assets.  If the Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate the assets held by it as Paying Agent and hold it as a separate trust fund.

SECTION 2.5  List of Holders of Notes. In the event that Definitive Notes are issued, the Registrar shall preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of holders of the Notes, together with the principal amount of Notes held by each such holder of the Notes and the aggregate principal amount of debt obligations outstanding.  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Record Date and at such other times as the Trustee may request in writing, a list as of such date, and in such form as the Trustee may reasonably require of the names and addresses of holders of the Notes, which list may be conclusively relied upon by the Trustee.

SECTION 2.6  Book - Entry Provisions for Global Notes.  (a) The Global Notes initially shall (i) be deposited with and registered in the name of a nominee for DTC and (ii) in the case of the Private Placement Global Notes, bear legends as set forth in Section 2.7(c) hereof.

(b)           Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by a nominee for DTC to a successor nominee for DTC.  Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes in accordance with the rules and procedures of the Clearing Agency and the provisions of Section 2.7 of this Indenture.  All Global Notes shall be exchanged by the Issuer (with authentication by the Trustee) for one or more Definitive Notes if (a) the Clearing Agency (i) has notified the Issuer that it is unwilling or unable to continue as a clearing agency and (ii) a successor to the Clearing Agency is not appointed by the Issuer within 90 days of such notification, (b) the Clearing Agency so requests following an Event of Default hereunder and which Event of Default is continuing or (c) in whole (but not in part) at any time if the Issuer in its sole discretion so determines and notifies the Trustee in writing that it elects to issue Definitive Notes.  If an Event of Default occurs and is continuing, the Issuer shall, at the written request delivered through the Clearing Agency of the holders of Notes thereof or of the holder of an interest therein, exchange all or part of a Global Note for one or more Definitive Notes (with authentication by the Trustee); provided, however, that the principal amount at maturity of such Definitive Notes and such Global Note after such exchange shall be $100 and any integral multiple of $1 in excess thereof.  Whenever all of a Global Note is exchanged for one or more Definitive Notes, it shall be surrendered by the holder thereof to the Trustee for cancellation.  Whenever a part of a Global Note is exchanged for one or more Definitive Notes, the Global Note shall be surrendered by the holder thereof to the Trustee, who shall cause an adjustment to be made to Schedule A of such Global Note such that the principal amount of such Global Note will be equal to the portion of such Global Note not exchanged, and shall thereafter return such Global Note to such holder.  A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6(b).

(c)           In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to subsection (b) of this Section 2.6, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall, upon receipt of a Company Order in the form of an Officers’ Certificate, authenticate and make available for delivery, to each beneficial owner in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(d)           Any Definitive Note delivered in exchange for an interest in a Private Placement Global Note pursuant to Subsection (b) of this Section 2.6 shall, except as otherwise provided by Section 2.8 or otherwise provided herein, bear the Private Placement Legend.

(e)           None of the Trustee, the Registrar, the Paying Agent or the Transfer Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, any Agent Member or other member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or any nominee or participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to holders in respect of the Notes shall be given or made only to or upon the order of the registered holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC, subject to its applicable rules and procedures. The Trustee, the Registrar, the Paying Agent and the Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Agent Members and other members, participants and any beneficial owners.

SECTION 2.7  Registration of Transfer and Exchange. (a) Notwithstanding any provision to the contrary herein, so long as a Note remains outstanding, transfers and exchange of beneficial interests in Global Notes or transfers and exchange of Definitive Notes, in whole or in part, shall be made only in accordance with this Section 2.7.

(b)           Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in one of the other Global Notes will, upon transfer, cease to be an interest in such Global Note and become an interest in one of the other Global Notes and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(c)           Each Private Placement Note issued under this Indenture shall, upon issuance, bear the legend set forth herein and such legend shall not be removed from such Private Placement Note except as provided in the next sentence. The legend required for any Private Placement Note may be removed from such Private Placement Note if there is delivered to the Issuer and the Trustee such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Private Placement Note will not violate the registration requirements of the U.S. Securities Act, and the Issuer consents to such removal. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Issuer, shall authenticate and deliver in exchange for such Private Placement Note, another Private Placement Note or Private Placement Note having an equal aggregate principal amount that does not bear such legend.  If such a legend required for one of the Private Placement Notes has been removed from such Private Placement Note as provided above, no other Private Placement Note issued in exchange for all or any part of such Private Placement Note shall bear such legend, unless the Issuer has reasonable cause to believe that such other Note shall require a legend under the U.S. Securities Act and instructs the Trustee in writing to cause a legend to appear thereon.

The Notes shall bear the following legend (the “Private Placement Legend”) on the face thereof:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION SPECIFIED IN AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (THE “ISSUER”) OR OTHERWISE AS PERMITTED BY LAW.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN AN INDENTURE, DATED AS OF MAY 2, 2014, BY AND AMONG THE ISSUER, AS ISSUER, CENTRAL EUROPEAN MEDIA ENTERPRISES N.V. AND CME MEDIA ENTERPRISES B.V., AS GUARANTORS, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS PAYING AGENT AND TRANSFER AGENT, AND DEUTSCHE BANK

TRUST COMPANY AMERICAS, AS REGISTRAR, AS MODIFIED OR SUPPLEMENTED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER). ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE THAT CONTRAVENE SUCH RESTRICTIONS SHALL BE NULL AND VOID.

(d)           By its acceptance of any Note bearing the Private Placement Legend, each holder of such Private Placement Note acknowledges the restrictions on transfer of such Private Placement Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Private Placement Note only as provided in this Indenture.

Neither the Trustee nor any Paying Agent, Transfer Agent or Registrar shall have any obligation or duty to, and shall not be liable for any failure to, monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or participants in, the Clearing Agency (“Agent Members”) or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section 2.7.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

(e)           Definitive Notes shall be transferable only upon the surrender of a Definitive Note for registration of transfer.  When a Definitive Note is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfers are met.  When Definitive Notes are presented to the Registrar or a co-Registrar with a request to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.  When a Definitive Note is presented to the Registrar with a request to transfer in part, the transferor shall be entitled to receive without charge a definitive security representing the balance of such Definitive Note not transferred.  To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Notes at the Registrar’s or co-Registrar’s written request.

(f)            Prior to the due presentation for registration of transfer of any Definitive Note, the Issuer, any Guarantor, the Trustee, any Paying Agent or any Transfer Agent, the Registrar or any co-Registrar and any agent of any of them may deem and treat the Person in whose name a Definitive Note is registered as the absolute owner of such Definitive Note for the purpose of receiving payment of principal, interest or Additional Amounts, if any, on such Definitive Note and for all other purposes whatsoever, whether or not such Definitive Note is overdue, and none of the Issuer, any Guarantor, the Trustee, any Paying Agent or any Transfer

Agent, the Registrar and any agent of any of them or any co-Registrar shall be affected by notice to the contrary.

(g)           A holder of Notes may transfer or exchange Notes in accordance with this Indenture.  The Issuer, the Registrar and the Trustee for the Notes may require a holder of a Note to furnish appropriate endorsements and transfer documents, and the Issuer may require such holder to pay any taxes and fees required by law or permitted by this Indenture.  The Issuer is not required to transfer or exchange any Note selected for redemption.  Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.  The registered holder of a Note will be treated as the owner of it for all purposes.  No service charge will be made to any holder of Notes for any registration or transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar government charge payable in connection therewith.

(h)           All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the corresponding Notes surrendered upon such transfer or exchange.

(i)            The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the holders and shall otherwise comply with Section 312(a) of the TIA.  If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the holders of the Notes and shall otherwise comply with Section 312(a) of the TIA.

(j)            (i) If any holder of a Private Placement Definitive Note proposes to exchange such Note for a beneficial interest in a Private Placement Global Note or to transfer such Private Placement Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Private Placement Global Note, then, upon receipt by the Registrar of the following documentation:

(1)           if the holder of such Private Placement Definitive Note proposes to exchange such Note for a beneficial interest in a Private Placement Global Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(2)           if such Private Placement Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof; or

(3)           if such Private Placement Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof, the Trustee shall cancel the Private Placement Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Private Placement Global Note.

(ii)           A holder of a Private Placement Definitive Note may exchange such Note for a beneficial interest in a Registered Global Note or transfer such Private Placement Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Registered Global Note only if the Registrar receives the following:

(1)           if the holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Registered Global Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (3) thereof; or

(2)           if the holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Registered Global Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this paragraph (ii), if the Registrar or the Issuer so requests or if the applicable procedures of DTC so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.7(j)(ii), the Trustee shall cancel such Private Placement Definitive Note and increase or cause to be increased the aggregate principal amount of the Registered Global Note.

(iii)          A holder of an Registered Definitive Note may exchange such Note for a beneficial interest in a Registered Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Registered Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Registered Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Registered Global Notes.

Notwithstanding anything to the contrary in this Section 2.7(j) or elsewhere in this Indenture, all transfers shall be processed or effected in accordance with Securities Transfer Association Guidelines.

SECTION 2.8  Replacement Notes.  If a mutilated Definitive Note is surrendered to the Registrar, if a mutilated Global Note is surrendered to the Issuer or if the holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note in such form as the Note being replaced if the requirements of the Trustee, the Registrar, the Issuer and the Guarantors are met.  If required by the Trustee, the Registrar, the Issuer or any Guarantor, such holder must provide an indemnity bond or other indemnity or security, sufficient in the judgment of the Issuer, any Guarantor, the Registrar and the Trustee, to protect the Issuer, the Guarantors, the Trustee and the Registrar and any Agent from any loss which any of them may suffer when such Note is replaced.  The Issuer may charge such holder of the Notes for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel.  Every replacement Note is an additional obligation of the Issuer.  If any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable the Issuer may, in its discretion, instead of issuing a replacement Note, pay such Note.  The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost, stolen or taken Notes.

SECTION 2.9  Outstanding Notes.  Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the Global Note effected in accordance with the provisions hereof and those described in this Section as not outstanding.  Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.8 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it, and upon which it shall be entitled to rely without liability, that the replaced Note is held by a bona fide purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.8.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest and Additional Amounts, if any, on it cease to accrue.

If on a Redemption Date or the Maturity Date the Paying Agent holds cash in U.S. dollars sufficient to pay all of the principal, interest and Additional Amounts, if any, due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest and Additional Amounts, if any, on such Notes cease to accrue.

SECTION 2.10  Treasury Notes.  In determining whether the holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or its Subsidiaries or an Affiliate of the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

The Issuer shall notify the Trustee, in writing, when it or any of its Subsidiaries repurchases or otherwise acquires Notes of the aggregate principal amount of such Notes so repurchased or otherwise acquired.  The Trustee may require an Officers’ Certificate, which shall be promptly provided, listing Notes owned by the Issuer or any of its Subsidiaries.

SECTION 2.11  Temporary Notes.  In the event that Definitive Notes become issuable under this Indenture, until permanent Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Definitive Notes upon receipt of a

Company Order pursuant to Section 2.2.  The Company Order shall specify the amount of temporary Definitive Notes to be authenticated and the date on which the temporary Definitive Notes are to be authenticated.  Temporary Definitive Notes shall be substantially in the form of permanent Definitive Notes but may have variations that the Issuer considers appropriate for temporary Definitive Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate, upon receipt of a Company Order pursuant to Section 2.2, permanent Definitive Notes in exchange for temporary Definitive Notes.

SECTION 2.12  Cancellation.  The Issuer at any time may deliver Notes to the Registrar for cancellation.  The Trustee and the Paying Agent shall promptly forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Registrar, or at the direction of the Registrar, the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of (subject to the record retention requirements of the U.S. Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation.  Upon completion of any disposal, the Registrar shall (at the Issuer’s expense) deliver a certificate of such disposal to the Issuer, unless the Issuer directs the Registrar in writing to deliver (at the Issuer’s expense) the cancelled Notes to the Issuer.  Subject to Section 2.7, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Registrar for cancellation.  If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Registrar for cancellation pursuant to this Section 2.12.

SECTION 2.13  Defaulted Interest.  If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the holder of such Note thereof on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest.  The Issuer shall notify the Trustee and the Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a “Default Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee or the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or the Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section 2.13; provided, however, that in no event shall the Issuer deposit monies proposed to be paid in respect of defaulted interest later than 12:00 p.m. New York City time on the Business Day prior to the proposed Default Interest Payment Date with respect to defaulted interest to be paid on the Note.  At least 15 days before the subsequent special record date, the Issuer shall mail to each holder of the Notes at its registered address, with a copy to the Trustee and the Paying Agent, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.14  ISIN and CUSIP Number.  The Issuer in issuing the Notes may use an “ISIN”, a “CUSIP” and/or other similar number, and if so, the Trustee shall use the ISIN, CUSIP and/or other similar number in notices of redemption or exchange as a convenience to holders of the Notes; provided, however, that any such notice may state that no representation is made by the Trustee as to the correctness or accuracy of the ISIN, CUSIP and/or other similar number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuer shall promptly notify the Trustee in writing of any change in any ISIN, CUSIP and/or other similar number.

SECTION 2.15  Deposit of Moneys.  Subject to Section 2.17, prior to 12:00 p.m. New York City time on the Business Day immediately preceding each interest payment date and the Maturity Date, the Issuer shall have deposited with the Trustee or its designated Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date or Maturity Date, as the case may be, on all Notes then outstanding.  Such payments shall be made by the Issuer in a timely manner which permits the Paying Agent to remit payment to the holders of the Notes on such interest payment date or Maturity Date, as the case may be.  The Issuer shall, prior to 12:00 p.m. New York City time on the second Business Day prior to the date on which the Paying Agent receives payment, procure that the bank effecting payment confirms by SWIFT message to the Trustee that an irrevocable payment instruction has been given.

SECTION 2.16  Certain Matters Relating to Global Notes.  Agent Members shall have no rights under this Indenture or any of the Global Notes with respect to any Global Note held on their behalf by the Clearing Agency or its nominee, and the Clearing Agency or its nominee may be treated by the Issuer, any Guarantor, the Trustee and any agent of the Issuer, any Guarantor or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, any Guarantor, the Trustee or any agent of the Issuer, any Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or its nominee or impair, as between the Clearing Agency and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

The holder of interest in any Global Note may grant proxies and otherwise authorize any person, including DTC and its Agent Members and persons that may hold interests through Agent Members, to take any action which a holder of such interest in a Global Note is entitled to take under this Indenture or the Notes.

SECTION 2.17  PIK Interest.

(a)           The Issuer promises to pay interest on the Notes on any interest payment date entirely by (i) paying cash (“Cash Interest”) on such interest payment date or (ii) PIK Interest on such interest payment date.  In order to elect to pay Cash Interest on any interest payment date, the Issuer must deliver a written notice of its election to the Trustee no later than 10 days prior to such interest payment date (the “Cash Election Deadline”) specifying that it is electing to pay Cash Interest on such interest payment date (and if the Issuer does not deliver such notice on or prior to the Cash Election Deadline, then such interest payment shall be made by PIK Interest on such interest payment date).  Notwithstanding the foregoing, the Issuer shall be deemed to have elected to make an interest payment by PIK Interest with respect to the entire principal amount of the Notes for all interest payment dates occurring prior to November 15, 2015.

(b)           In connection with any payment of PIK Interest, the Issuer may direct the Paying Agent in writing to make appropriate amendments to the schedule of principal amounts of the relevant Global Notes outstanding.

(c)           Payment shall be made in such form and terms as specified in this Section 2.17 and the Issuer shall and the Paying Agent may take additional steps as is necessary to effect such payment.

ARTICLE III

REDEMPTION

SECTION 3.1  Optional Redemption.  The Notes may be redeemed, as a whole or from time to time in part, upon the terms and at the redemption prices set forth in each of the Notes.  Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of this Article III.

SECTION 3.2  Notices to Trustee.  If the Issuer elects to redeem Notes pursuant to Paragraph 7 of such Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date, the amount of any premium and the principal amount of Notes to be redeemed at least 35 days but not more than 60 days before the Redemption Date (or such shorter period as the Trustee in its sole discretion shall determine).  The Issuer shall give notice of redemption as required under the relevant paragraph of the Notes pursuant to which such Notes are being redeemed.

SECTION 3.3  Selection of Notes to Be Redeemed.  If fewer than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee  on a pro rata basis or by lot and in accordance with applicable procedures of DTC; provided, however, that no Note of $100 in aggregate principal amount or less shall be redeemed in part.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.  The Trustee assumes no liability in relation to selections made by it pursuant to this Section 3.3.

SECTION 3.4  Notice of Redemption.  Other than as provided in Section 3.4(b) below, so long as the Notes are in global form, the Issuer shall (a) notify the Trustee, the Registrar and the Paying Agent in writing at least 35 days but not more than 60 days before a Redemption Date (or such shorter period as the Trustee in its sole discretion shall determine) and (b) publish a notice of redemption in accordance with the provisions of Article 12.1 hereof, or in the case of Definitive Notes, in addition to such publication, mail such notice to each holder of the Notes by first-class mail, postage prepaid, with a copy to the Trustee, at such holder’s address as it appears on the registration books of the Registrar.  At the Issuer’s written request made at least 35 days before the Redemption Date (or such shorter period as the Trustee in its sole discretion shall determine), the Trustee shall send the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall deliver to the Trustee (in advance) an

Officers’ Certificate requesting that the Trustee give such notice and setting forth in full the information to be stated in such notice as provided in the following items.

Each notice of redemption shall identify the Notes to be redeemed and shall state:

(a)           the Redemption Date;

(b)           the Redemption Prices and the amount of accrued and unpaid interest, if any, Additional Amounts, if any, to be paid (subject to the right of holders of record of Definitive Notes on the relevant Record Date to receive interest and Additional Amounts, if any, due on the relevant interest payment date);

(c)           the name and address of the Paying Agents;

(d)           that Notes called for redemption must be surrendered to a Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any;

(e)           that, unless the Issuer defaults in making the redemption payment, then interest and Additional Amounts, if any, on Notes called for redemption cease to accrue on and after the Redemption Date, and the only remaining right of the holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(f)            (i) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, interest and Additional Amounts, if any, shall cease to accrue on the portion called for redemption, and upon surrender of such Global Note, the Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (ii) if any Definitive Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the Redemption Date, upon surrender of such Definitive Note, a new Definitive Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof, upon cancellation of the original Note;

(g)           if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(h)           the paragraph of the terms of the Notes pursuant to which the Notes are to be redeemed; and

(i)            the ISIN or CUSIP, and that no representation is made as to the correctness or accuracy of the ISIN or CUSIP, if any, listed in such notice or printed on the Notes.

SECTION 3.5  Effect of Notice of Redemption.  Once notice of redemption is given in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any.  Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued and unpaid interest thereon, if any, and Additional Amounts, if any, to the Redemption Date), but (in the case of Definitive Notes) installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to holders of record at the close of business on the relevant Record Dates.

SECTION 3.6  Deposit of Redemption Price.  Prior to 12:00 p.m. New York City time on the Business Day immediately preceding the Redemption Date, the Issuer shall deposit with the Trustee or its designated Paying Agent cash in U.S. dollars sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any, of all Notes to be redeemed on that date.  The Paying Agent shall promptly return to the Issuer any cash in U.S. dollars so deposited which is not required for that purpose upon the written request of the Issuer.  The Issuer shall, prior to 12:00 p.m. New York City time on the second Business Day prior to the date on which the Paying Agent receives payment, procure that the bank effecting payment confirms by SWIFT message to the Trustee that an irrevocable payment instruction has been given.

If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any, then interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.  With respect to Definitive Notes, if a Definitive Note is redeemed on or after an interest Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest, and Additional Amounts, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest and Additional Amounts, if any, shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1.

SECTION 3.7  Notes Redeemed in Part.  Upon surrender and cancellation of a Definitive Note that is redeemed in part, the Issuer shall execute and upon receipt of a Company Order the Trustee shall authenticate for the holder of the Notes (at the Issuer’s expense) a new Definitive Note equal in principal amount to the unredeemed portion of the Definitive Note surrendered and canceled; provided, however, that each such Definitive Note shall be in a principal amount at maturity of $100 and any integral multiple of $1 in excess thereof.  Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall promptly forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at maturity of $100 and any integral multiple of $1 in excess thereof.

ARTICLE IV

COVENANTS

SECTION 4.1  Payment of Notes.   (a) The Issuer shall pay the principal, premium, if any, interest and Additional Amounts, if any, on the Notes in the manner provided in such Notes and this Indenture.  An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds prior to 12:00 p.m. New York City time on the Business Day immediately preceding any interest payment date and the Maturity Date money deposited by the Issuer in immediately available, freely transferable, cleared funds and designated for, and sufficient to pay the installment in full and is not prohibited from paying such money to the holders of the Notes pursuant to the terms of this Indenture.

(b)                                 The Issuer shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest and, on any Additional Amounts from time to time on demand at the rate borne by the Notes plus 1.0% per annum (except that overdue interest shall bear interest at the rate borne by the Notes until the expiry of any grace period, after which it shall bear interest at the rate borne by the Notes plus 1.0% per annum).  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.2  Maintenance of Office or Agency.   The Issuer shall maintain the office or agency (which office may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) required under Section 2.3 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.1.  The Issuer hereby initially designates the office of Deutsche Bank Trust Company Americas as its office or agency at Trust & Agency Services, 60 Wall Street, 16th Floor, Mail Stop: NYC60-1630, New York, New York 10005, as required under Section 2.3 hereof.

SECTION 4.3  Limitation on Indebtedness.       (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however , that the Issuer and any Guarantor may, Incur Indebtedness if on the date thereof, giving pro forma effect to such incurrence, the Consolidated Coverage Ratio for the Issuer and its Restricted Subsidiaries is at least 2.00 to 1.00.

(b)                                 Section 4.3(a) will not prohibit the Incurrence of the following Indebtedness:

(1)                                 Indebtedness of the Issuer and of its Restricted Subsidiaries Incurred under (a) the Time Warner Revolving Credit Facility and (b) the Time Warner Term Loan Credit Facility;

(2)                                 Indebtedness of the Issuer owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Issuer or any Restricted Subsidiary; provided, however, that: (a) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary and (b) any sale or other transfer of any such Indebtedness to a Person other than the Issuer or a Restricted Subsidiary of the Issuer shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be;

(3)                                 Indebtedness represented by the Notes (excluding any Additional Notes) and by any Guarantees of the Notes;

(4)                                 Indebtedness represented by (a) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (7), (8), (9) and (10) of this Section 4.3(b)) outstanding on the Issue Date and (b) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clauses (1)(a), (3) or (5) or Incurred pursuant to Section 4.3(a);

(5)                                 Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Issuer or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Issuer, the Issuer would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.3(a) after giving effect to such acquisition and the Incurrence of such Indebtedness pursuant to this clause (5);

(6)                                 Indebtedness under Currency Agreements and Interest Rate Agreements; provided that in the case of Currency Agreements, such Currency Agreements are related to business transactions of the Issuer or its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes and in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Issuer or its Restricted Subsidiaries (in each case, as determined in good faith by the Board of Directors or senior management of the Issuer);

(7)                                 Indebtedness of the Issuer or any of its Restricted Subsidiaries represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Issuer or such Restricted Subsidiary, in an aggregate principal amount not to exceed €50 million at any time outstanding less the amount of any such

Indebtedness incurred prior to the Issue Date in reliance on the corresponding provision of the 2009 Notes;

(8)                                 Indebtedness Incurred in respect of workers’ compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Issuer or a Restricted Subsidiary in the ordinary course of business;

(9)                                 Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(10)         Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(11)         in addition to the items referred to in clauses (1) through (10) above and (12) and (13) below, Indebtedness (including Additional Notes) of the Issuer and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, will not exceed €40 million at any time outstanding less the amount of any such Indebtedness incurred prior to the Issue Date in reliance on the corresponding provision of the 2009 Notes; provided that for the purposes of determining the amount of Indebtedness outstanding pursuant to this clause (11), such Indebtedness shall exclude interest paid in the form of an increase in the outstanding principal amount of such Indebtedness or payment in kind notes issued in payment of such interest;

(12)         customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; and

(13)         in addition to the items referred to in clauses (1) through (12) above, Indebtedness (including Additional Notes) of the Issuer and the Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, will not exceed €40 million at any time outstanding; provided that for the purposes of determining the amount of Indebtedness outstanding pursuant to this clause (13), such Indebtedness shall exclude interest paid in the form of an increase in the outstanding principal amount of such Indebtedness or payment in kind notes issued in payment of such interest.

In each case above, debt permitted to be Incurred also is permitted to include any “parallel debt” or similar obligations created in respect thereof.

(c)                                  For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.3:

(1)                                 in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Sections 4.3(a) and 4.3(b), the Issuer, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence, and may from time to time reclassify such item of Indebtedness, and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2)                                 all Indebtedness outstanding on the Issue Date under the Time Warner Credit Facilities shall be deemed initially Incurred on the Issue Date under clause (1) of Section 4.3(b) and not under Section 4.3(a) or clause 4(a) of Section 4.3(b), and may not be reclassified pursuant to clause (1) of this Section 4.3(c); and

(3)                                 the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.3.  The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.3, the Issuer shall be in Default hereunder).

For purposes of determining compliance with any euro denominated restriction on the Incurrence of Indebtedness, the euro equivalent principal amount of Indebtedness denominated in a currency other than the euro shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than the euro, and such refinancing would cause the applicable euro denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such euro denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.  Notwithstanding any other provision of this Section 4.3, the maximum amount of Indebtedness that the Issuer may Incur pursuant to this Section 4.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.  The principal amount of any Indebtedness incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 4.4  Limitation on Restricted Payments.                (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)                                 declare or pay any dividend or make any distribution (including any payment in connection with any merger, amalgamation or consolidation involving the Issuer or any Subsidiary of the Issuer) on or in respect of its Capital Stock except:

(a)                                 dividends or distributions payable solely in Capital Stock of the Issuer (other than Disqualified Stock) or in options or warrants or other rights to purchase such Capital Stock of the Issuer; and

(b)                                 dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer (and, if such Restricted Subsidiary has shareholders other than the Issuer or other Restricted Subsidiaries, to its other shareholders on a pro rata basis);

(2)                                 purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary (other than in exchange for Capital Stock of the Issuer (other than Disqualified Stock));

(3)                                 purchase, repurchase, prepay, repay, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, prepayment or repayment redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

(4)                                 make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a “Restricted Payment”), if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment:

(a)                                 a Default shall have occurred and be continuing (or would result therefrom); or

(b)                                 the Issuer is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.3(a) after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)                                  the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the first fiscal quarter of the Issuer ending after the Issue Date, would exceed the sum of:

(i)                                     50% of Consolidated Net Income for the period (treated as one accounting period) from the first fiscal quarter of the Issuer ending after the Issue Date, to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in the event Consolidated Net Income for such period is a deficit then, minus 100% of such deficit);

(ii)           100% of the aggregate Net Cash Proceeds received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the first fiscal quarter of the Issuer ending after the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Issuer or an employee stock ownership plan, option plan or similar trust established by the Issuer or any of its Subsidiaries to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Issuer or any of its Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination);

(iii)          the amount by which Indebtedness of the Issuer is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the first fiscal quarter of the Issuer ending after the Issue Date, of any Indebtedness of the Issuer convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash, or other property, distributed by the Issuer upon such conversion or exchange); and

(iv)          the amount equal to the net reduction in Restricted Investments made after the first fiscal quarter of the Issuer ending after the Issue Date, by the Issuer or any of its Restricted Subsidiaries in any Person resulting from:

(A)                               repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser,

repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Issuer or any Restricted Subsidiary of the Issuer not to exceed, in the case of any Person, the amount of Restricted Investments previously made by the Issuer or any Restricted Subsidiary in such Person; or

(B)                               the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

(a)                                 The provisions Section 4.4(a) will not prohibit:

(1)                                 any purchase or redemption of Capital Stock or Subordinated Obligations of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale will be excluded from clause (c) (ii) of Section 4.4(a)(4);

(2)                                 any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations that is permitted to be Incurred pursuant to Section 4.3 and that qualifies as Refinancing Indebtedness; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

(3)                                 so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 4.9 below; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

(4)                                 dividends paid within 60 days after the date of declaration if at such date of declaration such dividends would have been permitted under this Section 4.4;

provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

(5)                                 so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Issuer or any Restricted Subsidiary of the Issuer or any parent of the Issuer held by any existing or former employees or management of the Issuer or any Subsidiary of the Issuer or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed €3 million in the aggregate during any calendar year and €10 million in the aggregate for all such redemptions and repurchases; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments;

(6)                                 repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof or withholding tax thereon; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

(7)                                 so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), the declaration and payment by the Issuer of dividends or distributions on the common stock of the Issuer in an amount not to exceed in any fiscal year 6% of Net Cash Proceeds received by the Issuer from any Equity Offering; and

(8)                                 so long as no Default has occurred or is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed €40 million since the Issue Date, less the amount of any Restricted Payments made prior to the Issue Date in reliance on the corresponding provision of the 2010 Notes; provided, however, that such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.  The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors acting in good faith, such determination to be based upon a written opinion of an independent and reputable accounting, appraisal or investment banking firm of internationally recognized standing if the fair market value of such Restricted Payment is estimated to exceed €75 million.

SECTION 4.5  Corporate Existence.   Except as otherwise permitted by Section 4.17 and Article V hereof, the Issuer and each of the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect its respective corporate existence and the corporate, partnership, limited liability or other existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of each such Person and the rights (charter and statutory) of the Restricted Subsidiaries; provided, however , that the Issuer and each of the Guarantors shall not be required to preserve any such right, or the corporate, partnership, limited liability or other existence of any of the Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer, each of the Guarantors and each of the Restricted Subsidiaries, taken as a whole.

SECTION 4.6  Limitation on Liens.   The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien (other than Permitted Collateral Liens, in the case of Liens on assets constituting Collateral, or Permitted Liens, in the case of Liens on assets not constituting Collateral) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries of the Issuer), whether owned on the Issue Date or acquired after that date, which Lien is securing any Indebtedness of the Issuer or any Restricted Subsidiary, unless contemporaneously with the Incurrence of the Liens effective provision is made to secure the Indebtedness due under this Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations), the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

SECTION 4.7   Waiver of Stay, Extension or Usury Laws.   The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.8  Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a)                                 The Issuer shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Issuer or any Restricted Subsidiary;

(2)                                 make any loans or advances to the Issuer or any Restricted Subsidiary; or

(3)                                 transfer any of its property or assets to the Issuer or any Restricted Subsidiary.

(b)                                 The provisions of Section 4.8(a) will not prohibit:

(i)                                     any encumbrance or restriction pursuant to this Indenture, the Time Warner Credit Facilities or any agreement in effect on the Issue Date;

(ii)           any encumbrance or restriction with respect to a Restricted Subsidiary or its property or assets in existence on or before the date on which such Restricted Subsidiary or its property or assets was acquired (directly or indirectly) by the Issuer (other than encumbrances or restrictions relating to Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer or in contemplation of the transaction) and outstanding on such date;

(iii)          any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness referred to in clause (i) or (ii) of this Section 4.8(b) or this clause (iii) or contained in any amendment to an agreement relating to any Indebtedness referred to in clause (i) or (ii) of this Section 4.8(b) or this clause (iii); provided, however, that any such restrictions contained in any such amendments or any agreement effecting refunding, replacement or refinancing referred to above, are not materially more restrictive taken as a whole than the encumbrances and restrictions contained in the agreements relating to the Indebtedness referred to in clauses (i) or (ii) of this Section 4.8(b) in existence on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

(iv)                              in the case of clause (3) of Section 4.8(a), any encumbrance or restriction:

(a)                                 that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(b)                                 contained in mortgages, pledges or other security agreements permitted under this Indenture to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(c)                                  pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary;

(v)                                 (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of Section 4.8(a) on the property so acquired;

(vi)                              any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(vii)                           encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order, including applicable corporate law restrictions on the payment of dividends;

(viii)                        net worth provisions in leases and other agreements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business; and

(ix)                              any encumbrance or restriction in any agreement or instrument relating to Indebtedness of the Issuer or a Restricted Subsidiary permitted to be incurred after the Issue Date under Section 4.3 if the encumbrances or restrictions contained in the relevant agreement, taken as a whole, are not materially more disadvantageous to the Note holders than is customary in comparable financings or agreements (for which a determination in good faith by the Board of Directors shall be conclusive) and either (a) the Board of Directors has determined in good faith that such encumbrance or restriction will not materially affect the Issuer’s ability to make payments of principal, interest and Additional Amounts on the Notes when they become due and payable or (b) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness.

SECTION 4.9  Limitation on Sales of Assets and Subsidiary Stock.   (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)                                 the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors at the time of entering into an agreement to effect such Asset Disposition (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(2)                                 at least 75% of the consideration from such Asset Disposition received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Additional Assets or a combination thereof; and

(3)                                 an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer or such Restricted Subsidiary, as the case may be:

(a)                                 first, to the extent the Issuer or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Indebtedness (other than Disqualified Stock or Subordinated Obligations) of the Issuer or of a Guarantor (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Issuer or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and provided further, that if the assets disposed of do not constitute CET Collateral (as defined in the 2010 Notes Indenture), the Net Available Cash in respect thereof may only be used to prepay, repay or repurchase the Notes or Pari Passu Indebtedness, and other Pari Passu Indebtedness may be prepaid, repurchased or repaid only to the extent that Net Available Cash also is applied to ratably prepay, repay or repurchase Notes prior to or substantially concurrently therewith; and

(b)                                 second, to the extent the Issuer or such Restricted Subsidiary elects, to invest in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

provided pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Issuer and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not prohibited by this Indenture.

(a)                                 Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in Section 4.9(a) will be deemed to constitute “Excess Proceeds.” On the 361st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds €15 million, the Issuer shall be required to make an offer (“Asset Disposition Offer”) to all holders of Notes and, to the extent required by the terms of other Pari Passu Indebtedness, make an offer to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Issuer to make an offer to purchase or repay such Pari Passu Indebtedness with the proceeds from any Asset Disposition, to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Asset Disposition Offer applies, respectively, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes, pari passu Notes and other Pari Passu Indebtedness plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, in denominations of $100 and any integral multiple of $1 in excess thereof in the case of the Notes.

(b)                                 To the extent that the aggregate amount of Notes and other Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, such remaining Excess Proceeds shall no longer constitute Excess Proceeds and may be used for any purpose not prohibited in this Indenture.  If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis or by lot, in accordance with DTC procedures, on the aggregate principal amount of tendered Notes and the Issuer shall select the Pari Passu Indebtedness to be purchased on a pro rata basis, on the basis of the aggregate principal amount Pari Passu Indebtedness.  Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(c)                                  Notice of the Asset Disposition Offer will be given in accordance with this Indenture.  The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”).  No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Issuer shall purchase the principal amount of Notes and Pari Passu Indebtedness, required to be purchased pursuant to this Section 4.9 or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Disposition Offer.

(d)                                 If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders of the Notes who tender Notes pursuant to the Asset Disposition Offer.

(e)                                  On or before the Asset Disposition Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Indebtedness, respectively, or portions of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn, in case of the Notes in denominations of $100 and any integral multiple of $1 in excess thereof. The Issuer shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer, in accordance with the terms of this Section 4.9 and, in addition, the Issuer shall deliver all certificates and Notes required, if any, by the agreements governing the Pari Passu Indebtedness.  The Issuer or, upon written request, the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Notes an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Issuer shall authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $100 and any integral multiple of $1 in excess thereof.  Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the holder thereof.  The Issuer shall publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

(f)                                   For the purposes of this Section 4.9, the following will be deemed to be cash:

(1)                                 the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Issuer or Indebtedness (other than Disqualified Stock) of any Guarantor and the release of the Issuer or such Guarantor from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Issuer shall, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above); provided that to the extent that the assets that are the subject of an Asset Disposition are Collateral, only the assumption and release of Indebtedness that is Pari Passu Indebtedness shall be qualify as “cash” under this clause (1); and

(2)                                 securities, Notes or other obligations received by the Issuer or any Restricted Subsidiary from the transferee that are converted within 90 days by the Issuer or such Restricted Subsidiary into cash.

(g)                                  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.9, the Issuer’s compliance with the applicable securities laws and regulations shall not be deemed to be in breach of the Issuer’s and the Issuer’s obligations under this Indenture and the terms of any Pari Passu Indebtedness, as applicable by virtue of any conflict.

SECTION 4.10  Limitation on Affiliate Transactions.   (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer (an “Affiliate Transaction”) unless:

(1)                                 the terms of such Affiliate Transaction are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate; and

(2)                                 in the event such Affiliate Transaction involves an aggregate amount in excess of €20 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors and by a majority of the members of the Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above).

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Restricted Subsidiary of the Issuer (a “Restricted Subsidiary Affiliate Transaction”) unless:

(1)                                 the terms of such Restricted Subsidiary Affiliate Transaction are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate; and

(2)                                 in the event such Restricted Subsidiary Affiliate Transaction involves an aggregate amount in excess of €5 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors and by a majority of the members of the Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Restricted Subsidiary Affiliate Transaction satisfies the criteria in clause (1) above).

(a)                                 Section 4.10(a) will not apply to:

(1)                                 any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to Section 4.4;

(2)                                 any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Issuer or its Restricted Subsidiaries in the ordinary course of business to or with members of the Board of Directors, officers or employees of the Issuer and its Restricted Subsidiaries approved by the Board of Directors;

(3)                                 loans or advances to employees in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries and consistent with past practice of the Issuer or such Restricted Subsidiary; provided that such loans or advances do not exceed $2 million in the aggregate outstanding at any one time;

(4)                                 any transaction between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Issuer or a Restricted Subsidiary for the benefit of the Issuer or a Restricted Subsidiary as the case may be in accordance with Section 4.3;

(5)                                 the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors of the Issuer or any Restricted Subsidiary of the Issuer;

(6)                                 the performance of obligations of the Issuer or any of its Restricted Subsidiaries under the terms of any agreement to which the Issuer or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not materially more disadvantageous to the holders of the Notes, taken as a whole, than the terms of the arrangements in place on the Issue Date; and

(7)                                 transactions between the Issuer or any Restricted Subsidiary and Time Warner Inc. or any Affiliate of Time Warner Inc.

SECTION 4.11  Listing.   The Issuer shall use its commercially reasonable efforts to cause the Notes to be listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market as soon as practicable and in any event prior to the date of the first interest payment and cause that such listing continues for so long as any of the Notes are outstanding.

SECTION 4.12  Reports.   The Issuer shall file with the Commission and provide to the Trustee, and make available to the holders of the Notes, without cost to the Trustee or the holders of the Notes, within 10 days after it files them with the Commission, the information required to be contained in the following reports (or required in such successor or comparable form), including any guarantor financial information required by Regulation S-X:

(1)                                 within 90 days after the end of the Issuer’s fiscal year (or such shorter period as may be required by the Commission), annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

(2)                                 within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Issuer (or such shorter period as may be required by the Commission) reports on Form 10-Q (or any successor or comparable form); and

(3)                                 promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified for filing of current reports on Form 8-K by the Commission), such other reports on Form 8-K (or any successor or comparable form).

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries constitute Significant Subsidiaries of the Issuer, then the annual and quarterly information required by the first two clauses of this Section 4.12 shall include a presentation, either on the face of the financial statements or in the footnotes thereto, of the net revenues, depreciation, amortization, operating income, net income, cash, third-party debt, total assets and total equity of the Issuer and its

Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries of the Issuer.

The Issuer shall also comply with the other provisions of Section 314(a) of the TIA.  The Trustee shall transmit to holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.  If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture deliver to holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).  A copy of each such report shall, at the time of such transmission to holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Issuer. The Issuer will promptly notify the Trustee in writing if the Notes are listed on any stock exchange and of any delisting thereof.

For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange for trading on the Euro MTF Market, and the rules of that exchange so require, copies of the Issuer’s organizational documents and this Indenture and the most recent consolidated financial statements of the Issuer described in clauses (1) and (2) above may be inspected and obtained at the office of the Paying Agent.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).

SECTION 4.13  Limitation on Lines of Business.   The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

SECTION 4.14  Change of Control and Rating Decline.   If a Change of Control Triggering Event occurs, each holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to $100, and any integral multiple of $1 in excess thereof) of such holder’s Notes at a purchase price per Note in cash equal to 101% of the principal amount of such Note plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant interest payment date), although no Note of $100 in original principal amount or less will be redeemed in part.

Within 30 days following any Change of Control Triggering Event, the Issuer shall provide notice (the “Change of Control Offer”) in accordance with the procedures described under Section 12.1, stating:

(1)                                 that a Change of Control Triggering Event has occurred and that holders have the right to require the Issuer to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, and premium, if any, to the date of purchase (the “Change of Control Payment”);

(2)                                 the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(3)                                 the circumstances and relevant facts regarding the Change of Control; and

(4)                                 the procedures determined by the Issuer, consistent with this Indenture that a holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes (in denominations of $100 and any integral multiple of $1 in excess thereof) properly tendered under the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent shall promptly either (x) pay to the holder against presentation and surrender (or, in the case of partial payment, endorsement) of the Notes in global form or (y) in the event that the Notes are in the form of Definitive Notes, mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to the holder of such Notes in global form a new Note or Notes in global form or, in the case of Definitive Notes, mail to each holder a new Note in definitive form equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $100 and any integral multiple of $1 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to holders who tender pursuant to the Change of Control Offer.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of this Indenture are applicable.

The Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if another party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Issuer will comply, to the extent applicable, with any applicable securities laws or regulations, including any securities or other applicable laws of Bermuda and the requirements of the Luxembourg Stock Exchange or any other securities exchange on which the Notes are listed in connection with the repurchase of Notes pursuant to this Section 4.14.  To the extent that the provisions of any securities or other applicable laws or regulations conflict with provisions of this Indenture, compliance with the applicable laws and regulations will not be deemed to be in breach of the obligations described in this Indenture by virtue of the conflict.

SECTION 4.15  Additional Amounts.   At least 30 days prior to each date on which payment of principal, premium, if any, or interest on the Notes or any Guarantee is due and payable (unless such obligation to pay Additional Amounts arises shortly before or at some time after the 30th day prior to such date, in which case it shall be as soon as practicable after such obligation arises), if the Payor shall be obligated to pay Additional Amounts pursuant to Paragraph 2 of the Notes (the “Additional Amounts”) with respect to any such payment, the Payor shall deliver to the Trustee an Officers’ Certificate stating that such Additional Amounts will be payable, the amounts so payable and shall set forth such other information necessary to enable the Trustee or the Paying Agent, as the case may be, to pay such Additional Amounts to the holders of the Notes on the payment date.  Each such Officers’ Certificate shall be relied upon until the receipt of a further Officers’ Certificate addressing such matters.  The Payor shall pay to the Trustee, or the Paying Agent, as the case may be, such Additional Amounts and, if paid to a Paying Agent other than the Trustee, shall provide the Trustee with documentation evidencing the payment of such Additional Amounts.  Copies of such documentation shall be made available to the holders of the Notes upon request.

The Payor shall (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law.  The Payor shall use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and shall provide such certified copy to each holder of a Note.  The Payor shall attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes.

The foregoing obligations of this Section 4.15 will survive any termination, defeasance or discharge of this Indenture and will apply with appropriate changes to any jurisdiction in which any successor Person to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Whenever in this Indenture or in the Notes there is mentioned, in any context, the payment of principal, premium, if any, redemption prices or purchase prices in connection with a redemption or purchase of the Notes, as applicable, or interest, if any, or any other amount payable on or with respect to any Note and the Guarantees, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

SECTION 4.16  Payment of Non-Income Taxes and Similar Charges.   The Payor shall pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein (other than a transfer of the Notes), or the receipt of any payments with respect to the Notes or the Guarantees, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than a Relevant Taxing Jurisdiction, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes, the Guarantees or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

SECTION 4.17  Compliance Certificate; Notice of Default.   The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year an Officers’ Certificate stating that no recording, filing, re -recording or re -filing of this Indenture and the Security Documents is necessary to maintain the security interest intended to be created thereby for the benefit of the holders of the Notes.

Pursuant to Section 314(a)(4) of the TIA, the Issuer shall deliver to the Trustee, within 120 calendar days after the end of each fiscal year of the Issuer, an Officers’ Certificate stating whether or not, to the knowledge of such Officers, any Default has occurred and is continuing and if so, describing each Default, its status and the action the Issuer is taking or proposes to take with respect thereto.

Upon becoming aware of, and as of such time that the Issuer should reasonably have become aware of, a Default, the Issuer also shall deliver to the Trustee within five Business Days of the occurrence of such Default, written notice of such events which would constitute a Default, their status and what action the Issuer is taking or proposes to take in respect thereof.

SECTION 4.18  Merger, Amalgamation and Consolidation.   (a) The Issuer shall not consolidate with, amalgamate or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person, unless:

(1)                                 the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of Bermuda, any member state of the European Union that was a member of the European Union as of the Issue Date, or of the United States of America, any State thereof or the District of Columbia, and not a natural Person, and the Successor Company (if not the Issuer) shall expressly assume by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Notes, this Indenture, the Security Documents and the Existing Intercreditor Agreement;

(2)                                 immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)                                 immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.3; and

(4)                                 the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

For purposes of this Section 4.18, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

(a)                                 The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, the Security Documents and the Existing Intercreditor Agreement and any other agreement to which the predecessor was a party and the predecessor shall be released from those obligations, but, in the case of a lease of all or substantially all of its assets, the Issuer shall not be released from the obligation to pay the principal or premium, if any, and interest on the Notes.

(b)                                 Notwithstanding the preceding clause (3) and clause (4) of Section 4.18(a), any Restricted Subsidiary of the Issuer may consolidate with, amalgamate, merge into or transfer all or part of its properties and assets to the Issuer.

(c)                                  In addition, the Issuer shall not permit any Guarantor to consolidate with, amalgamate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or a series of related transactions to, another Person whether or not affiliated with such Guarantor unless:

(1)                                 (a) the resulting, surviving or transferee Person will be a Person organized and existing under the laws of Bermuda, any member state of the European Union that was a member of the European Union as of the Issue Date, or the United States of America, any State thereof or the District of Columbia, and not a natural Person, and such Person (if not the Guarantor) will expressly assume all the obligations of such Guarantor under its Guarantee and this Indenture, including the Guarantee of such Guarantor pursuant to a supplemental indenture executed and delivered to the Trustee in the form and substance reasonably satisfactory to the Trustee, as well as the Security Documents and the Existing Intercreditor Agreement; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (c) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an

Opinion of Counsel, each stating that such consolidation, amalgamation merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

(2)                                 the transaction constitutes a disposal to a Person other than the Issuer or a Restricted Subsidiary is made in compliance with Section 4.9.

The Person formed by or surviving such consolidation, amalgamation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture, its Guarantee, the Security Documents and each other document to which the predecessor was a party, and such predecessor Guarantor shall be released from those obligations but in the case of a lease of all or substantially all of its assets, such Guarantor shall not be released from its obligation under its Guarantee to pay the principal of, premium, if any, and interest on the Notes in the event of a default as described above.

(d)                                 The following additional conditions will apply to each transaction described in this Section 4.18:

(1)                                 to the extent required, the Issuer, the Guarantors or the relevant Successor Company, as applicable, shall cause such amendments or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens under the Security Documents on the Collateral owned by or transferred to such Person, together with such financing statements or similar documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under any applicable law;

(2)                                 the Collateral owned by or transferred to the Issuer, a Guarantor, or the Successor Company, as applicable, will (A) continue to constitute Collateral under the Security Documents; and (B) not be subject to any Lien other than Liens permitted by this Indenture; and

(3)                                 the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the relevant obligor under this Indenture, but, in the case of a lease of all or substantially all of the Issuer’s or a Guarantor’s assets, the Issuer or, as applicable, such Guarantor shall not be released from the obligation to pay the principal of, premium, if any, and interest, and Additional Amounts, if any, on the Notes.

SECTION 4.19  Payments for Consent.   The Issuer shall not, and shall not permit any of its Subsidiaries or Affiliates to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of the Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.20  Limitations on Sale of Capital Stock of Restricted Subsidiaries.   The Issuer shall not, and shall not permit any Restricted Subsidiary of the Issuer to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors’ qualifying shares) to any Person except:

(1)                                 to the Issuer or a Subsidiary; or

(2)                                 in compliance with clauses (1) and (2) of Section 4.9 and immediately after giving effect to such issuance or sale such Restricted Subsidiary would continue to be a Restricted Subsidiary or would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would be permitted to be made under Section 4.4.

Notwithstanding the preceding paragraph, the Issuer may sell all the Voting Stock of a Restricted Subsidiary as long as the Issuer complies with Section 4.9.

SECTION 4.21  Additional Guarantees.   The Issuer shall cause each Restricted Subsidiary that after the Issue Date guarantees Indebtedness under the 2011 Convertible Notes to simultaneously or prior thereto provide a Guarantee on substantially the same terms and conditions as those set forth in Exhibit B hereto.

Each such additional guarantee of the Notes is an “Additional Guarantee.”

Notwithstanding the foregoing, the Issuer shall not be obligated to cause such Restricted Subsidiary to guarantee the Notes to the extent that the grant of such Guarantee would not be consistent with applicable laws, would be reasonably likely to result in any liability for officers, directors or shareholders of such Restricted Subsidiary or would result in any material current or future cost, tax or expense that cannot be avoided by reasonable measures available to the Issuer.

SECTION 4.22  Notice of Termination Date.   The Issuer shall provide prompt notice in writing to the Trustee of the occurrence of the Termination Date, but the failure to do so shall not affect whether or not the Maturity Date has occurred.

SECTION 4.23  Impairment of Security Interest.   The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, take or omit to take any action which action or omission would have the result of materially impairing the security interests with respect to the Collateral (it being understood that the incurrence of Permitted Collateral Liens in accordance with this Section 4.23, including the release and re-taking of one or more liens in connection therewith, and any actions permitted under Section 4.6 and any release of assets authorized by this Indenture, shall under no circumstances be deemed to materially impair the security interest with respect to the Collateral) created by the Security Documents for the benefit of the Note holders and the Issuer shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Trustee, the Security Agent and the beneficiaries of the Security Documents any interest whatsoever in any of the Collateral, except pursuant to any Permitted Collateral Liens, as permitted by Section 4.6; provided, however, that any Security Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, if contemporaneously with any such action, the Issuer delivers to the Trustee, either (1) a solvency opinion, in form and substance reasonably satisfactory to the Trustee, from an independent financial advisor confirming the solvency of the Issuer and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, and an Opinion of Counsel (subject to any necessary qualifications relating to hardening periods and other qualifications customary for this type of Opinion of Counsel), in form and substance reasonably satisfactory to the Trustee, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement (followed by an immediate retaking of a lien of at least equivalent ranking over the same assets), the Lien or Liens created under the Security Document so amended, extended, renewed, restated, supplemented, modified or replaced are valid Liens or (2) an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens created under the Security Document so amended, extended, renewed, restated, supplemented, modified or replaced are valid Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement.  In the event that the Issuer complies with the requirements of this Section 4.23, the Trustee shall (subject to customary protections and indemnifications) consent to any such amendment, extension, renewal, restatement, supplement, modification or replacement and shall direct the Security Agent to give effect to any such amendment, extension, renewal, restatement, supplement, modification or replacement.

SECTION 4.24  Additional Intercreditor Agreements.   (a) In addition to the provisions of Section 11.1, at the request of the Issuer, at the time of, or prior to, the Incurrence by the Issuer or any Guarantor of any Indebtedness permitted pursuant to this Indenture, the Issuer, the relevant Guarantors and the Trustee shall enter into with the holders of such Indebtedness (or their duly authorized representatives) an intercreditor agreement (an “Additional Intercreditor Agreement” and, together with the Existing Intercreditor Agreement, the “Intercreditor Agreements”) on substantially the same terms as the Existing Intercreditor Agreement (or terms more favorable to the Issuer); provided that such Additional Intercreditor Agreement will not impose any personal obligations on the Trustee or adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture or any Intercreditor Agreement.  If so requested by the Issuer, the Trustee is authorized to direct the Security Agent to similarly enter into such Additional Intercreditor Agreement.

(a)                                 At the request of the Issuer, without the consent of holders of the Notes, and at the time of, or prior to, the Incurrence by the Issuer or a Guarantor of Indebtedness permitted to be Incurred pursuant to Section the preceding paragraph, the Issuer or the relevant Guarantor and the Trustee shall enter into one or more amendments to the Existing Intercreditor Agreement or Additional Intercreditor Agreement to: (i) cure any ambiguity, omission, defect or inconsistency in any of the Intercreditor Agreements, (ii) increase the amount of Indebtedness of the types covered by any of the Intercreditor Agreements that may be incurred by the Issuer or a Guarantor that is subject to any of the Intercreditor Agreements in a manner not prohibited by this Indenture and in a manner substantially consistent with the ranking and other terms of the Existing Intercreditor Agreement, (iii) add Guarantors to any of the Intercreditor Agreements,

(iv) further secure the Notes, (v) make provision for the security securing any Notes, (vi) provide for the discharge of any of the Intercreditor Agreements to the extent that Indebtedness thereunder has been discharged or is to be refinanced, or (vii) make any other such change to any of the Intercreditor Agreements that does not adversely affect the holders of the Notes in any material respect.  The Issuer shall not otherwise direct the Trustee to enter into any amendment to any intercreditor agreement without the consent of holders of the Notes except as otherwise permitted by the Existing Intercreditor Agreement and the Issuer may only direct the Trustee to enter into any amendment to the extent such amendment does not impose any personal obligations on the Trustee or adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture or any Intercreditor Agreement.  If so requested by the Issuer, the Trustee is authorized to direct the Security Agent to similarly enter into such amendment.

Each Note holder shall be deemed to have agreed to and accepted the terms and conditions of each of the Existing Intercreditor Agreement or an Additional Intercreditor Agreement (whether then entered into or entered into in the future pursuant to the provisions described herein).  A copy of any of the Intercreditor Agreements shall be available for inspection during normal business hours on any Business Day upon prior written request at the office of the Issuer.

SECTION 4.25  Calculation of Original Issue Discount.   The Issuer shall prepare and provide to the Trustee on a timely basis any form required to be submitted by the Trustee on behalf of the Issuer with the Internal Revenue Service and the holders of the Notes relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.  For the avoidance of doubt, the Trustee shall not be under any reporting obligation as it relates to withholding tax or original issue discount with respect to Global Notes.

ARTICLE V

[RESERVED]

ARTICLE VI

DEFAULT AND REMEDIES

SECTION 6.1  Events of Default.   Whenever used herein with respect to the Notes, “Event of Default” means any one of the following events which shall have occurred and be continuing:

(1)                                 default in any payment of interest or Additional Amounts, if any, on any Note when due, continued for 30 days;

(2)                                 default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, on the Maturity Date, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)                                 failure by the Issuer, the Issuer or any of the Guarantors to comply with Section 4.18;

(4)                                 failure by the Issuer or any of its Subsidiaries to comply for 30 days after notice with any covenant set forth in Article IV above (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with Section 4.18, which is covered by clause (3) above);

(5)                                 failure by the Issuer or any of its Subsidiaries to comply for 60 days after notice with any of the other agreements contained in this Indenture;

(6)                                 default under any charge, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Significant Subsidiaries), other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(a)                                 is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25 million or more;

(7)                                 (A) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Issuer, the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official for the Issuer, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer, the Issuer or any Significant Subsidiary on a consolidated basis and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days or (iii) the winding up or liquidation of the affairs of the Issuer, the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (B) the Issuer, the Issuer or any Significant Subsidiary (i) commences a voluntary case (including taking any action for the purpose of winding up) under any applicable bankruptcy, insolvency, examination, court protection or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Issuer, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer, the Issuer or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors;

(8)                                 failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of €25 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

(9)                                 except as permitted by this Indenture, a Guarantee is held in one or more judicial proceedings to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of the Issuer or a Guarantor, shall deny or disaffirm its obligations under this Indenture or the Guarantee;

(10)                          any security interest under the Security Documents over any Collateral shall, at any time, cease to be in full force and effect (other than in accordance with the relevant Security Documents or this Indenture) for any reason other than satisfaction in full of all obligations of the Issuer and its Subsidiaries under this Indenture or the release of any such security interest in accordance with the Security Documents or this Indenture or any such security interest created thereunder shall be declared invalid or unenforceable or the Issuer shall assent that any such security is invalid or unenforceable or any pledgor disaffirms its obligations under the Security Documents and any such default continues for 20 days;

(11)                          default under any other Indebtedness that is secured by the Collateral if such default results in the creditors under such Indebtedness commencing an enforcement action of their security rights over the Collateral; or

(12)                          the Issuer or any Restricted Subsidiary receives an Enforcement Notice under (and as defined in) the Existing Intercreditor Agreement.

However, a default under clauses (4) and (5) of this Section 6.1 will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Issuer of the default and such default is not cured within the time specified in clauses (4) and (5) hereof after receipt of such notice.

SECTION 6.2  Acceleration.   If an Event of Default (other than an Event of Default described in clause (7) of Section 6.1) occurs and is continuing, the Trustee by notice to the Issuer, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may, and the Trustee at the written request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable.  Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately.  In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) of Section 6.1 shall be remedied or cured by the Issuer or a Restricted Subsidiary of the Issuer or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.  If (i) an Event of Default described in clause (7) of Section 6.1 above occurs and is continuing or (ii) pursuant to the terms of the Existing Intercreditor Agreement, any indebtedness that is a beneficiary of the Existing Intercreditor Agreement and which is secured on a prior basis to the Notes delivers an Enforcement Notice (as defined in the Existing Intercreditor Agreement) to the Trustee pursuant to the terms of the Existing Intercreditor Agreement, in each case, the principal of, premium, if any, and accrued and unpaid interest on all of the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

SECTION 6.3  Other Remedies.   Subject to the terms of the Existing Intercreditor Agreement, if an Event of Default of which a Trust Officer of the Trustee has actual knowledge occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or, premium, if any, interest, and Additional Amounts, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

SECTION 6.4  The Trustee May Enforce Claims Without Possession of Securities.   All rights of action and claims under this Indenture and under any Guarantee or the Existing Intercreditor Agreement may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as Trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes in respect of which such judgment has been recovered.

SECTION 6.5  Rights and Remedies Cumulative.   Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the holders of the Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

SECTION 6.6  Delay or Omission Not Waiver.   No delay or omission of the Trustee or of any holder of the Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Section 6.6 or by law to the Trustee or to the holders of the Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of the Notes, in each case in accordance with the terms of this Indenture.

SECTION 6.7  Waiver of Past Defaults.   Subject to Sections 2.10, 6.10 and 9.2, at any time after a declaration of acceleration with respect to the Notes as described in Section 6.2, the holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal of, premium, if any, interest or Additional

Amounts, if any) and rescind any such acceleration with respect to the Notes and its consequences if (x) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.  Such waiver shall not excuse a continuing Event of Default in the payment of interest, premium, if any, principal or Additional Amounts, if any, on such Note held by a non-consenting holder of the Notes, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all holders of the Notes.  The Issuer shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of holders of the Notes has consented to such waiver and attaching copies of such consents.  When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.8  Control by Majority.   Subject to Section 2.10, the holders of the Notes of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of another holder of the Notes, or that may involve the Trustee in personal liability; provided, however , that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.9  Limitation on Suits.   Subject to Section 6.10, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security against any loss, liability or expense satisfactory to the Trustee.  Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                 such holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)                                 holders of at least 25% in principal amount of the outstanding Notes have requested in writing that the Trustee to pursue the remedy;

(3)                                 such holders have offered the Trustee security or indemnity against any loss, liability or expense satisfactory to the Trustee;

(4)                                 the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)                                 the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

SECTION 6.10  Rights of holders of the Notes to Receive Payment.   Notwithstanding any other provision of this Indenture (including, without limitation, Section 8.9 hereof), subject to the Existing Intercreditor Agreement, the right of any holder of the Notes to receive payment of principal of, premium, if any, and interest, and Additional Amounts, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder of the Notes.

SECTION 6.11  Collection Suit by Trustee.   If an Event of Default in payment of principal, premium, if any, and interest and Additional Amounts, if any, specified in clause (1) or clause (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer, any Guarantor or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6.

SECTION 6.12  Trustee May File Proofs of Claim.   The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the properly incurred compensation, expenses, disbursements, advances or any other amounts due to the Trustee under Section 7.6, its agents, appointees and counsel, accountants and experts) and the holders of the Notes allowed in any judicial proceedings relating to the Issuer or any Guarantor, their creditors or their property or any other obligor on the Notes, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each holder of the Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders of the Notes, to pay to the Trustee any amount due to it for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agent and appointee and counsel, and any other amounts due to the Trustee under Section 7.6.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and appointees and counsel, and any other amounts due to the Trustee under Section 7.6 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 6.13  Priorities.   If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in accordance with the Existing Intercreditor Agreement and otherwise in the following order:

First: to the Trustee, the Agents and their agents and appointees and attorneys for amounts due under Section 7.6, including (but not limited to) payment of all compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to holders of the Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest, and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Additional Amounts, if any, respectively; and

Third: to the Issuer or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to holders of the Notes pursuant to this Section 6.13; provided that the failure to give any such notice shall not affect the establishment of such record date or payment date for holders of the Notes pursuant to this Section 6.13.

SECTION 6.14  Restoration of Rights and Remedies.  If the Trustee or any holder of any Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder of the Notes, then and in every such case, subject to any determination in such proceeding, the Issuer, each Guarantor, the Trustee and the holders of the Notes shall be restored by the Issuer severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the holders of the Notes shall continue as though no such proceeding had been instituted.

SECTION 6.15  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.15 does not apply to a suit by the Trustee, a suit by a holder of the Notes pursuant to Section 6.10, or a suit by a holder or holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.16  Notices of Default.  If a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs.  Except in the case of a Default in the payment of principal of, premium, if any, or interest, if any, on any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of holders of the Notes.

ARTICLE VII

TRUSTEE

SECTION 7.1  Duties of Trustee.

(a)                                 If an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care, skill and diligence in its exercise as a reasonably prudent person would exercise or use in the conduct of his or her own affairs.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or any Intercreditor Agreement or that the Trustee determines is unduly prejudicial to the rights of any holder of the Notes or that would involve the Trustee in personal liability.

(b)                                 (1)                                 The Trustee and the Agents shall perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents.

(2)                                 In the absence of bad faith on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions, instructions, and such other documents delivered to them and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee or the Agents, the Trustee or the Agents, as applicable, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this Subsection (c) does not limit the effect of Subsection (b) of this Section 7.1;

(2)                                 neither the Trustee nor Agent shall be liable for any error of judgment made in good faith by a Trust Officer of such Trustee or Agent, unless it is proved that the Trustee or such Agent was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.8.

(d)                                 No provision of this Indenture or any Intercreditor Agreement shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of holders of the Notes if it does not receive such funds or an indemnity or security satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e)                                  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.1 and Section 7.2.

(f)                                   Neither the Trustee nor the Agents shall be liable for interest on any money received by it except as the Trustee and any Agent may agree in writing with the Issuer.

Money held in trust by the Trustee or any Agent need not be segregated from other funds except to the extent required by law.

(g)                                  Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to this Section 7.1.

(h)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities in which it may serve, and to each Agent, Custodian and other person employed to act hereunder.

(i)                                     Notwithstanding anything herein to the contrary and whether or not expressly provided in any other provision of this Indenture, it is expressly acknowledged and agreed that the Intercreditor Agreements contain provisions that may limit or otherwise affect the ability of the Trustee to take any particular action and as a result, the rights, powers and duties of the Trustee hereunder are subject to the terms of the Intercreditor Agreements and shall be construed accordingly.

(j)                                    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.2  Rights of Trustee.  Subject to Section 7.1:

(a)                                 The Trustee and each Agent may rely conclusively on and shall be protected from acting or refraining from acting based upon any document believed by them to be genuine and to have been signed or presented by the proper person.  Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document.  The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee, and such notice clearly references the Notes, the Issuer or this Indenture.

(b)                                 Before the Trustee acts or refrains from acting pursuant to this Indenture or any Intercreditor Agreement, it may require (at the Issuer’s expense) an Officers’ Certificate or an Opinion of Counsel or both, which shall conform to the provisions of Sections 12.2 and 12.3.  Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)                                  The Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee or such Agent) appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture or any Intercreditor Agreement; provided, however , that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)                                  The Trustee or any Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under any Intercreditor Agreement in good faith and in accordance with the advice or opinion of such counsel.

(f)                                   The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any accountant, appraiser, agents or other expert or adviser, whether retained or employed by the Issuer or by the Trustee, in relation to any matter arising in the administration of the trusts hereof provided that selection of such accountant, appraiser, agent or other expert or adviser, has been made in good faith by the Trustee.

(g)                                  Prior to taking any action under this Indenture or under any Intercreditor Agreement, the Trustee shall be entitled to indemnification or security from the holders of the Notes satisfactory to it against any loss, liability and expense caused by taking or not taking such action.

(h)                                 The permissive right of the Trustee to take the actions permitted by this Indenture or any Intercreditor Agreement will not be construed as a duty to do so.

(i)                                     In no event, shall the Trustee be liable for any losses arising to it from receiving any data from the Issuer, or its Authorized Person via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email.

(j)                                    The Issuer accepts that some methods of communication are not secure, and the Trustee shall incur no liability for receiving Instructions via any such non-secure method.  The Trustee is authorized to comply with and rely upon any such notice, Instructions or other communications believed by it to have been sent by an Authorized Person.  The Issuer shall use all reasonable endeavors to ensure that Instructions transmitted to the Trustee pursuant to this Indenture are completed and correct.  Any Instructions shall be conclusively deemed to be valid instructions from the Issuer to the Trustee for the purposes of this Indenture.

(k)                                 In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder or any Intercreditor Agreement arising out of, or caused by, any change in applicable law, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facilities, acts of God or other events or forces beyond its control; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l)                                     Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article IV.

(m)                             Delivery of reports, information and documents to the Trustee under Section 4.12 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(n)                                 The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture or any Intercreditor Agreement.

(o)                                 In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of holders of Notes, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture or any Intercreditor Agreement, the Trustee, in its sole discretion, may determine what action, if any, will be taken.

(p)                                 Notwithstanding any other provisions of this Indenture or any Intercreditor Agreement, in no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damages of any kind whatsoever (including but not limited to loss of business, goodwill, opportunity or profit), unless the same shall have resulted from willful misconduct, bad faith or gross negligence on the part of the Trustee.

SECTION 7.3  Individual Rights of Trustee.  The Trustee or any Agent in its respective individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not the Trustee or an Agent.

SECTION 7.4  Trustee’s Disclaimer.  The Trustee shall not be responsible for and make no representation as to the validity, effectiveness, correctness or adequacy of this Indenture, any Intercreditor Agreement, any Security Document, the offering materials related to this Indenture or the Notes; it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision hereof; it shall not be responsible for the use or application of any money received by any Agent and it shall not be responsible for any statement or recital herein or in any Intercreditor Agreement, any Security Document of the Issuer or any Guarantor, or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.5  Notice of Default.  If an Event of Default occurs and is continuing and such event is actually known to a Trust Officer of the Trustee, the Trustee must deliver to each holder of the Notes, as their names and addresses appear on the list of holders of the Notes described in Section 2.5, notice of the Default or Event of Default within 90 days after the occurrence thereof.  Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, interest and Additional Amounts, if any, of any Note, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the date required for payment pursuant to an Asset Disposition Offer, the Trustee may withhold the notice of Default or an Event of Default if and for so long as the

Trustee in good faith reasonably believes that it is in the best interests of the holders of the Notes to withhold such notice.

SECTION 7.6  Compensation and Indemnity.  The Issuer shall pay to the Trustee and Agents from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and any Intercreditor Agreement and services hereunder and thereunder.  The Trustee’s and the Agents’ compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee and Agents upon request for all properly incurred disbursements, expenses and advances (including properly incurred fees and expenses of counsel or appointees) incurred or made by them in addition to the compensation for their services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s or any Agent’s negligence, willful misconduct or bad faith.  Such expenses shall include the properly incurred compensation, disbursements and expenses of the Trustee’s and Agents’ accountants, experts and counsel and any taxes (other than taxes based on the income of the Trustee or franchise, doing business or other similar taxes imposed on the Trustee) or other expenses incurred by a trust created pursuant to Section 8.4 hereof.

The Issuer agrees to pay the properly incurred fees and expenses of the Trustee’s legal counsel in connection with its review, preparation and delivery of this Indenture and related documentation.

The Issuer shall indemnify each of the Trustee, any predecessor Trustee and the Agents (which, for purposes of this paragraph, include such Trustee’s and Agents’ affiliates, officers, directors, employees and agents) and in any other capacity the Trustee may serve hereunder for, and hold them harmless against, any and all loss, damage, claim, proceedings, demands, costs, expense or liability including taxes (other than taxes based on the income of the Trustee or franchise, doing business or other similar taxes imposed on the Trustee) incurred by the Trustee or an Agent without negligence or willful misconduct on its part in connection with acceptance of administration of this trust and performance of any provision under this Indenture and any Intercreditor Agreement, including the properly incurred expenses and counsel fees and expenses of defending itself against any claim of liability arising hereunder.  The Trustee and the Agents shall notify the Issuer promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity.  However, the failure by the Trustee or the Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer need not reimburse or indemnify against any loss liability or expense incurred by the Trustee through its own willful misconduct or negligence.  The Issuer shall defend the claim and the Trustee or such Agent shall cooperate in the defense (and may employ its own counsel).  The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Issuer’s payment obligations in this Section 7.6, the Trustee and the Agents shall have a claim prior to the Notes against all money or property held or collected by the Trustee and the Agents, in its capacity as Trustee or Agent, except money or property held in trust to pay principal or premium, if any, Additional Amounts, if any, or interest on particular Notes.

When the Trustee or an Agent incurs expenses or renders services after the occurrence of an Event of Default specified in clause (7) of Section 6.1, the expenses (including the properly incurred fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the holders of the Notes in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.

The Issuer’s obligations under this Section 7.6 and any claim arising hereunder shall survive the termination of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Issuer’s obligations pursuant to Article VIII and any rejection or termination under any Bankruptcy Law.

Whenever the Trustee is bound to act under this Indenture or any Intercreditor Agreement at the request or direction of the holders of the Notes, the Trustee shall nevertheless not be so bound unless first indemnified and/or secured and/or prefunded to its satisfaction against all proceedings, claims and demands to which it may render itself liable and all costs, charges, expenses and liabilities which it may incur by so doing.

Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.6.

SECTION 7.7  Replacement of Trustee.  The Trustee and any Agent may resign at any time by so notifying the Issuer in writing; provided, however, that this Indenture, the Notes, and the Guarantees shall remain valid notwithstanding a material conflict of interest of the Trustee.  The holders of a majority in principal amount of the outstanding Notes may remove the Trustee or any Agent by so providing not less than 30 day’s written notice to the Issuer and the Trustee or such Agent, as the case may be, in writing and may appoint a successor Trustee or Agent with the Issuer’s consent.  A resignation or removal of the Trustee or any Agent and an appointment of a successor Trustee or Agent, as the case may be, shall become effective only upon the successor Trustee’s or Agent’s acceptance of appointment, as the case may be, as provided in this Section 7.7.  The Issuer may remove the Trustee or any Agent upon no less than 30 day’s written notice if:

(1)                                 the Trustee or Agent, as the case may be, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee or Agent, as the case may be, under any Bankruptcy Law;

(2)                                 a receiver or other public officer takes charge of the Trustee or Agent, as the case may be, or its respective property; or

(3)                                 the Trustee or Agent, as the case may be, becomes incapable of acting with respect to its duties hereunder.

If the Trustee or an Agent resigns or is removed or if a vacancy exists in the office of Trustee or Agent for any reason, the Issuer shall notify each holder of the Notes of such event and shall promptly appoint a successor Trustee or Agent, as the case may be.  Within one year after the successor Trustee or Agent takes office, the holders of a majority in principal amount of the then outstanding Notes may, with the Issuer’s consent, appoint a successor Trustee or Agent, as the case may be, to replace the successor Trustee or Agent appointed by the Issuer.

A successor Trustee or Agent, as the case may be, shall deliver a written acceptance of its appointment to the retiring Trustee or Agent and to the Issuer.  Immediately after that, the retiring Trustee or Agent, as the case may be, shall transfer, after payment of all sums then owing to the Trustee or Agent, as the case may be, pursuant to Section 7.6, all property held by it as Trustee or Agent to the successor Trustee or Agent, subject to the Lien provided in Section 7.6, the resignation or removal of the retiring Trustee or Agent, as the case may be, shall become effective, and the successor Trustee or Agent, as the case may be, shall have all the rights, powers and duties of the Trustee or Agent under this Indenture.  A successor Trustee or Agent shall mail notice of its succession to each holder of the Notes.

The Issuer covenants that, in the event of the Trustee or any agent giving notice of its resignation pursuant to this Section 7.7, it shall use its best endeavors to procure a successor Trustee or Agent to be appointed.  If a successor Trustee or Agent does not take office within 30 days after the retiring Trustee or Agent resigns or is removed, the retiring Trustee or Agent (as the case may be), shall be entitled to appoint a successor Trustee or Agent reasonably acceptable to the Issuer (such acceptance not to be unreasonably withheld or delayed) or the retiring Trustee or Agent (as the case may be), the Issuer or the holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or Agent.

If the Trustee, within 90 days after becoming aware that a conflict of interest exists between such Trustee’s role as a trustee and any other capacity, shall not have eliminated such conflict of interest or resigned from office, the Issuer or any holder of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee or any Agent after written request by any holder of the Notes who has been a holder for at least six months fails to comply with Section 7.8, such holder may petition any court of competent jurisdiction for the removal of the Trustee or Agent, as the case may be, and the appointment of a successor thereto.

Notwithstanding replacement of the Trustee or an Agent pursuant to this Section 7.7, the Issuer’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee or Agent, as the case may be, and the Issuer shall pay to any replaced or removed Trustee or Agent all amounts owed under Section 7.6 upon such replacement or removal.

SECTION 7.8  Successor Trustee by Merger, etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.9  Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310 (b)(1) are met.

SECTION 7.10  Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.1  Option to Effect Legal Defeasance or Covenant Defeasance.  The Issuer (hereafter in this Article VIII, the “Defeasor”) may, at any time, with respect to the Notes, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes and all obligations of the Issuer and the Guarantors with respect to the Guarantees upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2  Legal Defeasance and Discharge.  Upon the Defeasor’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuer and the Guarantors shall be deemed to have been discharged from their obligations with respect to all outstanding Notes and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged all the obligations relating to the outstanding Notes and the Guarantees and the Notes shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.6, Section 8.8 and the other Sections of this Indenture referred to below in this Section 8.2, and to have satisfied all of their other obligations under such Notes, the Guarantees and this Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest and Additional Amounts, if any, on such Notes when such payments are due or on the Redemption Date solely out of the Defeasance Trust created pursuant to this Indenture; (b) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, or, where relevant, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee and Agents, and the Issuer’s and the Guarantors’ obligations in connection therewith; and (d) this Article VIII and the obligations set forth in Section 8.6 hereof.

Subject to compliance with this Article VIII, the Defeasor may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Notes.

SECTION 8.3  Covenant Defeasance.  Upon the Defeasor’s exercise under Section 8.1 of the option applicable to this Section 8.3, the Issuer and the Guarantors shall be released from any obligations under the covenants contained in Article IV (other than Sections 4.1, 4.2, 4.5, 4.7, 4.15, 4.17 and clauses (1), (2) and (4) of Section 4.18) hereof with respect to the outstanding Notes and the Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of holders of the Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, such Covenant Defeasance means that, (i) with respect to the outstanding Notes, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and (ii) payment on the Notes may not be accelerated because of an Event of Default specified in Sections 6.1(4) or (5) (insofar as they relate to Sections 4.2, 4.5 and 4.7) or Sections 6.1(6) or (7) or, with respect to a Significant Subsidiary only, Sections 6.1(8), (9) or (10).

SECTION 8.4  Conditions to Legal or Covenant Defeasance.  In order to exercise either of the defeasance options under Section 8.2 or Section 8.3 hereof, the Defeasor must comply with the following conditions:

(1)                                 the Defeasor shall have irrevocably deposited in trust (the “Defeasance Trust”), with the Trustee or its designee for the benefit of the holders of the Notes, U.S. dollar or U.S. dollar-denominated Government Obligations in such amounts as will be sufficient for the payment of principal, premium, if any, interest and Additional Amounts, if any, on the Notes to redemption or maturity, as the case may be;

(2)                                 an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.  In the case of Legal Defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law;

(3)                                 the Defeasor shall have delivered to the Trustee an Opinion of Counsel in Bermuda (subject to customary exceptions and exclusions), to the effect that holders of the Notes will not recognize income, gain or loss for income tax purposes of Bermuda as a result of such deposit and defeasance and will be subject to income tax in Bermuda for the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(4)                                 no Default or Event of Default (other than to incur indebtedness used to defease the Notes under this Article VIII) shall have occurred and be continuing on the date of such deposit in the Defeasance Trust or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date or deposit;

(5)                                 such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

(6)                                 the Defeasor shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of the Notes over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

(7)                                 the Defeasor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8)                                 the Defeasor shall have delivered to the Trustee an Opinion of Counsel in the jurisdiction in which the Defeasance Trust funds are held (subject to customary exceptions) to the effect that (A) the Defeasance Trust funds will not be subject to any rights of holders of Indebtedness, including, without limitation, those arising under this Indenture and (B) after the 181st day following the deposit, the Defeasance Trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under the laws of the jurisdiction in which the Defeasance Trust funds are held and that the Trustee has a perfected security interest in such Defeasance Trust funds for the ratable benefit of the holders of the Notes.

SECTION 8.5  Satisfaction and Discharge of Indenture.  This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder when either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation or (ii) (A) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Defeasor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, to the date of maturity or redemption, (B) no Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any of its Restricted Subsidiaries is a party or by which it is bound, (C) the Issuer and the Guarantors have paid, or caused to be paid, all sums payable, under this Indenture, and (D) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to give the notice of redemption and apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be.  In addition, the Defeasor must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

SECTION 8.6  Survival of Certain Obligations.  Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.1, 8.2, 8.3, 8.4 or 8.5, the respective obligations of the Issuer, the Guarantors and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 4.1, 4.2, 4.5, 4.7, 4.15, 6.10, Article VII and Article VIII shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Issuer, the Guarantors and the Trustee under Articles VII and VIII shall survive.  Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.7  Acknowledgment of Discharge by Trustee.  Subject to Section 8.10, after (i) the conditions of Section 8.4 or 8.5 have been satisfied, (ii) the Issuer has, or the Guarantors have, paid or caused to be paid all other sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of all obligations of the Issuer and the Guarantors under this Indenture except for those surviving obligations specified in this Article VIII.

SECTION 8.8  Application of Trust Moneys.  All cash in U.S. dollars deposited with the Trustee pursuant to Section 8.4 or 8.5 in respect of Notes shall be held in trust and applied by it, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the holders of the Notes of all sums due and to become due thereon for principal, premium, if any, interest, if any, and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash deposited pursuant to Section 8.4 or 8.5 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of outstanding Notes.

SECTION 8.9  Repayment to the Issuer; Unclaimed Money.  The Trustee and any Paying Agent shall promptly pay or return to the Issuer any cash held by them at any time that is not required for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes for which cash has been deposited pursuant to Section 8.4 or 8.5.

Any money held by the Trustee or any Paying Agent under this Article in trust for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on any Note and remaining unclaimed for one year after such principal, premium, if any, interest and Additional Amounts, if any, that has become due and payable shall be paid to the Issuer upon Company Order or if then held by the Issuer shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give notice to the holders of the Notes or cause to be published notice once, in a leading newspaper having a general circulation in New York City (which is expected to be the Wall Street Journal) and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, in a newspaper having a general circulation in The Grand Duchy of Luxembourg (which is expected to be the Luxembourg Wort) or on the website of the Luxembourg Stock Exchange at www.bourse.lu, or in the case of Definitive Notes, in addition to such publication, mail to holders of the Notes by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar, that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Claims against the Issuer for the payment of principal or interest and Additional Amounts, if any, on the Notes will become void unless presentation for payment is made (where so required in this Indenture) within, in the case of principal and Additional Amounts, if any, a period of ten years, or, in the case of interest, a period of five years, in each case from the applicable original payment date therefor.

SECTION 8.10  Reinstatement.  If the Trustee or Paying Agent is unable to apply any cash in accordance with Section 8.2, 8.3, 8.4 or 8.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3, 8.4 or 8.5 until such time as the Trustee or Paying Agent is permitted to apply all such cash in accordance with Section 8.2, 8.3, 8.4 or 8.5; provided, however, that if the Issuer has made any payment of interest on, premium, if any, principal and Additional Amounts, if any, of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1  Without Consent of holders of the Notes.  Without the consent of any holder, the Issuer, the Guarantors and the Trustee may amend the Indenture, the Security Documents (in relation to a Technical Amendment only) and any Intercreditor Agreement (in so far as it relates to the Notes), and the Notes to:

(1)                                 cure any ambiguity, omission, mistake, defect or inconsistency;

(2)                                 provide for the assumption by a successor corporation or limited liability company of all of the Issuer’s obligations under this Indenture in the case of merger, amalgamation or consolidation or sale of all or substantially all of the Issuer’s assets;

(3)                                 provide for the assumption by a successor corporation or limited liability company of all of the obligations of any Guarantor under this Indenture and the Guarantees in the case of merger, amalgamation or consolidation or sale of all or substantially all of any Guarantor’s assets;

(4)                                 provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code);

(5)                                 add Guarantees with respect to the Notes;

(6)                                 secure the Notes, the Guarantees or any other Guarantee of the Notes;

(7)                                 add to the covenants of the Issuer or its Restricted Subsidiaries for the benefit of the holders of the Notes or surrender any right or power conferred upon the Issuer or its Restricted Subsidiaries;

(8)                                 make any change that does not adversely affect the rights of any holder of the Notes;

(9)                                 conform the text of this Indenture or the Notes to any provision of the “Description of the notes” included in the Registration Statement to the extent that such provision in the “Description of the notes” was intended to be a verbatim or substantially verbatim recitation of a provision of any of the foregoing, as set forth in the Officers’ Certificate;

(10)                          provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture and to make such changes as may be required to the Notes to accommodate and implement such issuance of Additional Notes;

(11)                          enter into, amend or supplement any intercreditor agreement with the holder, and/or any agent in respect thereof, of any other Indebtedness permitted to be incurred under this Indenture; provided that no such intercreditor agreement shall provide that the Notes are subordinated to any such Indebtedness or subject to any payment blockage or enforcement standstill or that any Lien securing the Notes ranks behind any Lien securing such Indebtedness;

(12)                          evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirement thereof; or

(13)                          to the extent provided for under Section 4.23; provided that, in each case, such amendment, supplement, modification, extension, renewal, restatement or replacement does not violate such covenant.

Upon the request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture or other documents, as applicable, and upon receipt by the Trustee of the documents described in Section 9.5, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture or other documents, as applicable, authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture or other documents, as applicable, which adversely affects its own rights, duties or immunities hereunder, thereunder or otherwise.

If and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Issuer shall inform the Luxembourg Stock Exchange of any of the foregoing amendments, supplements or waivers.

The consent of the holders is not necessary under this Indenture to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.  After an amendment under this Indenture becomes effective, the Issuer is required to mail to the holders of the Notes a notice briefly describing such amendment and shall provide a copy of such amendment to the Luxembourg Stock Exchange.  However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

SECTION 9.2  With Consent of Holders of Notes.  (a) The Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, the Security Documents and any Intercreditor Agreement (in so far as relating to the Notes) and the Notes with the consent of the holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Section 9.2(b), any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b)                                 However, without the consent of each holder of an outstanding Note affected, no amendment may:

(1)                                 reduce the amount of Notes whose holders must consent to an amendment;

(2)                                 reduce the stated rate of or extend the stated time for payment of interest, including default interest and Additional Amounts, on any Note;

(3)                                 reduce the principal of or extend the Stated Maturity or Maturity Date or amend the definition of “Stated Maturity” or “Maturity Date” of any Note;

(4)                                 reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as set forth in Section 3.1, 4.14 or 4.9 above or Paragraphs 7, 8, 10 and 11 of the Notes, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5)                                 make any Note payable in money other than that stated in the Note;

(6)                                 impair the right of any holder to receive payment of premium, if any, Additional Amounts, if any, principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(7)                                 release any Guarantor from its obligations under the Guarantee or this Indenture, except in accordance with this Indenture;

(8)                                 directly or indirectly release the Collateral except as permitted by the terms of this Indenture, the Security Documents or the Intercreditor Agreements; or

(9)                                 make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture or other document, as applicable, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the holders of the Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.5, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture or other document, as applicable, unless such amended or supplemental indenture or other document, as applicable, adversely affects the Trustee’s own rights, duties or immunities hereunder, thereunder or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or other document, as applicable.  It shall not be necessary for the consent of the holders under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuer shall mail to the holders of the Notes (with a copy to the Trustee) a notice briefly describing the amendment, supplement or waiver.  However, the failure to give such notice to all holders of the Notes, or any defect therein, will not in any way impair or affect the validity of such amended or supplemented indenture or waiver.  In addition, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Issuer shall publish notice of any amendment, supplement or waiver in a daily newspaper with general circulation in The Grand Duchy of Luxembourg (which is expected to be the Luxembourg Wort) or on the website of the Luxembourg Stock Exchange at www.bourse.lu.

SECTION 9.3  Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a holder of a Note is a continuing consent by the holder of a Note and every subsequent holder of a Note or portion of a Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent is not made on any Note.  However, any such holder of a Note or subsequent holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every holder of a Note.

The Issuer may fix a record date for determining which holders of the Notes must consent to such amendment, supplement or waiver.  If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of holders of the Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.5 or (ii) such other date as the Issuer shall designate.

SECTION 9.4  Notation on or Exchange of Notes.  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.5  Trustee to Sign Amendments, etc.  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, however , that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or any other document entered into in connection with this Indenture.  The Trustee shall be fully protected in relying upon an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuer enforceable in accordance with its terms.  Any Opinion of Counsel shall not be an expense of the Trustee.

ARTICLE X

GUARANTEES

SECTION 10.1  Guarantee.  Each of the Guarantors hereby fully, unconditionally, irrevocably, and jointly and severally Guarantees on a senior basis, as primary obligor and not merely as surety, the full and punctual payment of principal of, or interest on or in respect of the Notes when due, whether at stated maturity, by acceleration or otherwise, under the Notes and this Indenture (including the repurchase obligation of the Issuer resulting from a Change of Control Triggering Event).  Such Guarantee shall include, in addition to the amount stated above, any and all costs and expenses (including counsel fees and expenses) Incurred by the Trustee or the holders of the Notes in enforcing any rights under the Guarantees and all amounts due to the Trustee hereunder pursuant to Article VII.

In the event of default in the payment of principal of or premium, if any, interest, if any, and any other payment obligations in respect of the Notes (including any obligation to repurchase the Notes), legal proceedings may be instituted directly against one or all of the Guarantors without first proceeding against the Issuer.

SECTION 10.2  Limitation on Liability.  Each Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law, or as otherwise required to comply with corporate benefit, financial assistance and other laws limiting the effectiveness or validity of such Guarantees.

SECTION 10.3  No Subrogation.  Notwithstanding any payment or payments made by a Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any holder of the Notes against the Issuer or any collateral security or guarantee or right of offset held by the Trustee or any holder of the Notes for the payment of amounts owed by the Issuer and the Guarantors pursuant to this Indenture and the Notes (“Obligations”) nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer in respect of payments made by such Guarantor hereunder, until all Obligations are paid in full.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Trustee and the holders of the Notes, segregated from other funds of the Guarantor and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Trustee, if required), to be applied against the Obligations.

SECTION 10.4  Release.  (a) The Guarantee of each Guarantor will be automatically and unconditionally released without further action on the part of any holder of the Notes or the Trustee (and thereupon shall terminate and be discharged and be of no further force and effect) upon full and final payment and performance of all Obligations under this Indenture and the Notes.

(a)                                 So long as no Event of Default has occurred and is continuing, the Guarantee of any Guarantor (together with any rights of contribution, subrogation or other similar rights against the Guarantor) will be automatically and unconditionally released without further action on the part of any holder of the Notes or the Trustee (and thereupon shall terminate and be discharged and be of no further force and effect):

(i)                                     if the Guarantor is disposed of (whether by amalgamation, merger or consolidation, the sale of its Capital Stock or the sale or all or substantially all of its assets (other than by a lease)) to a Person which is not the Issuer or a Restricted Subsidiary of the Issuer in compliance with the terms of this Indenture (including Section

4.9 and Section 4.18) so long as such Guarantor is simultaneously or promptly thereafter will be unconditionally released from its obligations in respect of any other Indebtedness of the Issuer or any other Restricted Subsidiary.

(b)                                 The Guarantees of the Guarantors will also be released upon the defeasance or discharge of the Notes as provided in Article VIII under this Indenture.

(c)                                  A Guarantee will be released if the Issuer designates the Guarantor providing such Guarantee as an Unrestricted Subsidiary.

ARTICLE XI

SECURITY AND SECURITY AGENT

SECTION 11.1  Collateral and Security Documents.  The Issuer and the Guarantors agree to secure the full and punctual payment when due and the full and punctual performance of their obligations under this Indenture and the Notes by a sixth-priority pledge (as of the Issue Date) (such pledge shall become a fifth-priority pledge upon the release of the Liens under the 2009 Notes in connection with the redemption of the 2009 Notes) of the Collateral.  Subject to the terms of the Security Documents and this Indenture, the Issuer is permitted to pledge the Collateral in connection with future Indebtedness of the Issuer or its Restricted Subsidiaries incurred and secured in compliance with this Indenture and on terms consistent with the relative priority of such Indebtedness, and in addition to the rights in Section 4.24, the Trustee and the Security Agent may enter into one or more additional or amended intercreditor agreements in connection with any such future pledge of the Collateral. The rights and obligations of the parties hereunder with respect to the Collateral are subject to the provisions of the Existing Intercreditor Agreement.

SECTION 11.2  Release of Collateral.  (a) The Collateral shall be released, and the Security Agent and the Trustee are authorized to (and the Trustee shall and shall direct the Security Agent to) take any action required to effectuate any release of Collateral securing the Notes and the Guarantees, as the case may be, required by a Security Document:

(1)                                 upon payment in full of principal, interest and all other obligations under this Indenture or discharge or defeasance thereof;

(1)                                 upon release of a Guarantee (with respect to the Liens securing such Guarantee granted by such Guarantor);

(2)                                 in connection with any disposition of Collateral to any Person other than the Issuer or any of its Restricted Subsidiaries (but excluding any transaction subject to Section 4.18) if such disposition does not violate clauses (1) and (2) of Section 4.9 or Section 4.20;

(3)                                 in relation to an enforcement action, as provided in the Existing Intercreditor Agreement;

(4)                                 as may be permitted pursuant to Section 4.23;

(5)                                 in accordance with Section 4.18; and

(6)                                 as may be permitted pursuant to Article IX.

Without the consent of the holders of the Notes and subject to the Existing Intercreditor Agreement, at the request of the Issuer each of the Trustee and the Security Agent are authorized to, and the Trustee shall and shall direct the Security Agent to, execute any document and take such other action reasonably required to effect or evidence such release.

(b)                                 Each holder of Notes by accepting a Note shall be deemed to have authorized and directed each of the Trustee and the Security Agent to execute the Existing Intercreditor Agreement.  Each holder of Notes by accepting a Note consents and agrees to the terms of the Security Documents and the Existing Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes the Trustee and the Security Agent to perform their respective obligations and exercise their respective rights thereunder in accordance therewith and appoints the Trustee as his attorney-in -fact for such purpose, including, in the event of any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of any Guarantor tending towards liquidation or reorganization of the business and assets of any Guarantor, the immediate filing of a claim for the unpaid balance under its Guarantee obligations in the form required in said proceedings to cause said claim to be approved, provided that it is expressly understood that the Trustee shall not be required to exercise any such rights as attorney for any holders of Notes unless instructed to do so in accordance with Section 7.6.

(c)                                  Each holder by accepting a Note shall be deemed to appoint the Security Agent to act as its security trustee in connection with the Collateral, the Security Documents and the Existing Intercreditor Agreement and authorizes the Security Agent (acting in accordance with the Existing Intercreditor Agreement or at the direction of the Trustee) to exercise such rights, powers and discretions as are specifically delegated to the Security Agent by the terms hereof and of the Existing Intercreditor Agreement and together with all rights, powers and discretions as are reasonably incidental thereto or necessary to give effect to the trusts hereby created, and each holder of Notes by accepting a Note shall be deemed to irrevocably authorize the Security Agent on its behalf to release any existing security being held in favor of the holders, to enter into any and each Security Document and the Existing Intercreditor Agreement and to deal with any formalities in relation to the perfection of any security created by such Security Documents (including, inter alia, entering into such other documents as may be necessary to such perfection).

(d)                                 Each holder, by accepting a Note, shall be deemed to have agreed to all the terms and provisions of the Security Documents.

(e)                                  Each holder of Notes by accepting a Note and the related Guarantees agrees that enforcement of the Collateral is subject to certain limitations to the extent and in the manner provided in the Existing Intercreditor Agreement and that the order of application of any enforcement proceeds means that holders of Notes shall receive enforcement proceeds, if any, after first being applied in paying all proper costs, charges and expenses incurred by Secured Parties (as defined in the Existing Intercreditor Agreement in respect of the Collateral) in enforcing against the Collateral or collecting the proceeds thereof.  Each holder of Notes, by accepting a Note, shall be deemed to have agreed to and accepted the terms and conditions of the Existing Intercreditor Agreement.

SECTION 11.3  Rights of Trustee and the Paying Agent.  The Trustee and the Paying Agent may continue to make payments on the Notes and shall not be charged with the knowledge of existence of facts that prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice in writing satisfactory to it that payments may not be made under this Article XI.

SECTION 11.4  Parallel Debt.

(i)                                     For the purpose of this Section 11.4, “Principal Debt Obligations” means payment obligations of the Issuer and the Guarantors under this Indenture and the Notes.

(ii)                                  Without prejudice to the provisions of this Indenture, and for the purpose of ensuring and preserving the validity and continuity of the security rights granted and to be granted by the Issuer and CME NV under or pursuant to the Security Documents, the Issuer and the Guarantors hereby irrevocably and unconditionally undertake to pay to the Security Agent amounts equal to and in the currency of the Principal Debt Obligations from time to time due in accordance with and under the same terms and conditions as each of the Principal Debt Obligations (such payment undertakings and the obligations and liabilities which are the result thereof hereinafter referred to as the “Parallel Debt”).

(iii)                               The Issuer and the Guarantors acknowledge that (i) for this purpose, the Parallel Debt constitutes undertakings, obligations and liabilities of the Issuer and the Guarantors to the Security Agent which are separate and independent from, and without prejudice to, the corresponding Principal Debt Obligations which the Issuer or the Guarantors have under this Indenture or under the Notes and (ii) the Parallel Debt represents the Security Agent’s own claims (vorderingen op naam) to receive payment of the Parallel Debt, provided that the total amount of the Parallel Debt shall never exceed the total amount of the Principal Debt Obligations.

(iv)                              Every payment of monies made by the Issuer or by the Guarantors to the Security Agent shall (conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application) be in satisfaction pro tanto of the covenant by the Issuer and the Guarantors contained in Section (ii), provided that, if any such payment as is mentioned above is subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application, the Security Agent shall be entitled to receive a corresponding amount as Parallel Debt under Section (ii) from the Issuer or the Guarantors and each of the Issuer and the Guarantors shall remain liable to satisfy such Parallel Debt and such Parallel Debt shall be deemed not to have been discharged.

(v)                                 Notwithstanding any of the other provisions of this Section 11.4:

(a)                                 the total amount due and payable as Parallel Debt under this Section 11.4 shall be decreased to the extent that, and at the same time as, the Issuer and/or the Guarantors shall have paid any amounts to reduce the outstanding Principal Debt Obligations; and

(b)                                 to the extent that, and at the same time as, the Issuer and/or the Guarantors shall have paid any amounts to the Security Agent under the Parallel Debt or the Security Agent otherwise shall have received monies in payment of the Parallel Debt, the total amount due and payable under the Principal Debt Obligations shall be decreased as if said amounts were received directly in payment of the Principal Debt Obligations.

(vi)                              For the avoidance of doubt, in the event that the Issuer or any of the Guarantors is in default in respect of the Principal Debt Obligations, as set forth in this Indenture, each of the Issuer and the Guarantors shall, at the same time, be deemed in default in respect of its obligations under the Parallel Debt.

(vii)                           The terms of this Section 11.4 shall be interpreted according to the internal laws of the Netherlands, without having regard to any choice of law principles that would apply the laws of any other jurisdiction to this Section 11.4.

(viii)                        The Security Agent shall be a third party beneficiary of this Section 11.4, and the Parallel Debt may not otherwise be reduced or avoided except in accordance with this Indenture without the consent of the Security Agent or pursuant to the provisions of Article IX hereof.

SECTION 11.5  Filing, Recording and Opinions.

(a)                                 In the event this Indenture is qualified under the TIA, the Issuer will comply with the provisions of TIA Section 314(c), and shall comply with the provisions of Sections 314(b) and 314(d) except to the extent in whole or in part the Issuer determines, in good faith based on advice of counsel, that under the terms of Sections 314(b) or 314(d) and/or any interpretation or guidance as to the meaning thereof the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Sections 314(b) or 314(d) of the TIA is inapplicable to the released Collateral.

(b)                                 Any release of Collateral permitted by Section 11.2 hereof will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any Person that is required to deliver an Officers’ Certificate or Opinion of Counsel pursuant to Section 314(d) of the TIA, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.  The Trustee may, to the extent permitted by Section 7.1 and Section 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and Opinion of Counsel.

(c)                                  If any Collateral is released in accordance with this Indenture and the Security Documents and if the Issuer has delivered the certificates and documents required hereby and by the Security Documents, then, based on an Officers’ Certificate and Opinion of Counsel delivered pursuant hereto, the Trustee will, upon request, deliver a certificate to the Security Agent acknowledging such determination.

(d)                                 The Security Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder.  The Security Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Security Document by Issuer or any of its Subsidiaries.

Notwithstanding the foregoing, nothing herein shall require the Security Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein and such responsibility shall be solely that of the Issuer.

(e)                                  For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee and Agents, including, without limitation, their right to be indemnified, are extended to, and shall be enforceable by the Security Agent.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1  Notices.  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or first-class mail, postage prepaid, addressed as follows:

if to the Issuer:

Central European Media Enterprises Ltd.
c/o CME Media Services Ltd.
Kříženeckého náměstí 1078/5
152 00  Prague 5 - Barrandov
Czech Republic
Facsimile:                                         +420-242-464-483
Attention:                                         Legal Counsel

with a copy to:

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
Attention:                                         Jeffrey A. Potash

Penny J. Minna

Facsimile:                                         +1 (212) 335-4510

if to Central European Media Enterprises N.V.:

Central European Media Enterprises N.V.
Schottegatweg Oost 44
Willemstad
Curacao
Attention: Legal Counsel
Facsimile no.: +420 242 464483

with a copy to the Issuer (as specified above) and to:

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
Attention:                                         Jeffrey A. Potash

Penny J. Minna

Facsimile:                                         +1 (212) 335-4510

if to CME Media Enterprises B.V.:

CME Media Enterprises B.V.
Dam 5B
1012 JS Amsterdam
The Netherlands
Attention: Managing Director
Facsimile no.: +31 20 423 1404

with a copy to the Issuer (as specified above) and to:

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
Attention:                                         Jeffrey A. Potash

Penny J. Minna

Facsimile:                                         +1 (212) 335-4510

if to the Paying Agent, the Transfer Agent, the Trustee or the Registrar:

Deutsche Bank Trust Company Americas
Trust & Agency Services
60 Wall Street, 16th Floor
Mail Stop: NYC60-1630
New York, New York 10005
Attn:  Corporates Team Deal Manager — Central European Media Enterprises, Ltd.
Fax:  732-578-4635

With a copy to:

Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust & Agency Services
100 Plaza One, Mailstop JCY03-0699
Jersey City, New Jersey 07311
Attn:  Corporates Team Deal Manager — Central European Media Enterprises, Ltd.
Fax:  732-578-4635

The Issuer, each Guarantor or the Trustee by written notice may designate additional or different addresses for notices.  Any notice or communication to the Issuer, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by first class mail, postage prepaid (except that a notice of change of address and a notice to the Trustee shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a holder of the Notes shall be mailed to such Person by first-class mail or other equivalent means at such Person’s address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a holder of the Notes or any defect in it shall not affect its sufficiency with respect to other holders of the Notes.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Notices regarding the Notes shall be sent to the Trustee and published in a leading newspaper having a general circulation in New York City (which is expected to be the Wall Street Journal).  Notices to holders of the Notes will be validly given if mailed to them at their respective addresses in the register of holders of such Notes, maintained by the Registrar.  In addition, so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, notices shall be published in a leading newspaper having a general circulation in The Duchy of Luxembourg (which is expected to be the Luxembourg Wort) or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange at www.bourse.lu, and, in addition, in the event the Notes are in the form of Definitive Notes, notices shall be sent, by first class mail, with a copy to the

Trustee, to each holder of the Notes at such holder’s address as it appears on the registration books of the registrar.  If and so long as such Notes are listed on any other securities exchange, notices shall also be given in accordance with any applicable requirements of such securities exchange.  If and so long as any Notes are represented by one or more Global Notes and ownership of book-entry interests therein are shown on the records of DTC or any successor clearing agency appointed at the request of the Issuer, notices shall be delivered to such clearing agency for communication to the owners of such book-entry interests.  Notices given by publication will be deemed given on the first date on which publication is made and notices given by first class mail, postage prepaid, will be deemed given five calendar days after mailing.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.2  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer or any Guarantor to the Trustee or an Agent to take any action under this Indenture or any Intercreditor Agreement, the Issuer or such Guarantor shall furnish to the Trustee at the request of the Trustee:

(1)                                 an Officers’ Certificate, in form and substance satisfactory to the Trustee (which shall include the statements set forth in Section 12.3), stating that, in the opinion of the signers thereof, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or complied with; and

(2)                                 an Opinion of Counsel in form and substance satisfactory to the Trustee or such Agent (which shall include the statements set forth in Section 12.3) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with.

In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

Any certificate of an Officer of the Issuer or any Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which his certificate is based is erroneous.  Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Officer or Officers of the Issuer or any Guarantor stating that the information with respect to such factual matters is in the possession of the Issuer or such Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 12.3  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Intercreditor Agreement shall include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 12.4  Rules by Trustee, Paying Agent and Registrar.  Each of the Trustee, the Paying Agent or the Registrar may make reasonable rules for its functions.

SECTION 12.5  Legal Holidays.  If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 12.6  Governing Law.  This Indenture and the Notes, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York, other than as provided in Section 11.4.

SECTION 12.7  Submission to Jurisdiction; Appointment of Agent for Service.  To the fullest extent permitted by applicable law, each of the Issuer and each Guarantor irrevocably submits to the non-exclusive jurisdiction of and venue in any court of England and Wales and any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising out of or under or in connection with this Indenture, the Notes or the Guarantees, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court.  Each of the Issuer and each Guarantor, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints (i) CT Corporation System (the “U.S. Authorized Agent”) as their authorized agent upon whom process may be served in any legal suit, action or proceeding in any U.S. federal or New York State court in the Borough of Manhattan in the City, County and State of New York, United States of America and (ii) CME Media Services Ltd. as their authorized agent upon whom process may be served in any legal suit, action or proceeding in any court in England and Wales (the “U.K. Authorized Agent” and, together with the U.S. Authorized Agent, the “Authorized Agents”).  CT Corporation System hereby agrees to act as the U.S. Authorized Agent, as the case may be, for the Issuer and each Guarantor, as the case may be and hereby irrevocably consents to be served with notice of service of process by delivery or by registered mail with return receipt requested to its registered office (which, as of the date hereof, is 111 Eighth Avenue, New York, New York 10011 (which service of process by registered mail shall be effective with respect to the Issuer and each Guarantor, as the case may be, so long as such return receipt is obtained, or in the refusal to sign such receipt any holder of Notes or the Trustee is able to produce evidence of attempted delivery by such means).  CME Media Services Ltd. hereby agrees to act as the U.K. Authorized Agent, as the case may be, for the Issuer and each Guarantor, as the case may be and hereby irrevocably consents to be served with notice of service of process by delivery or by registered mail with return receipt requested to its registered office (which, as of the date hereof, is 5 Fleet Place, London EC 4M 7RD, United Kingdom, Attention: General Counsel (which service of process by registered mail shall be effective with respect to the Issuer and each Guarantor, as the case may be, so long as such return receipt is obtained, or in the refusal to sign such receipt any holder of Notes or the Trustee is able to produce evidence of attempted delivery by such means).  The Issuer and each Guarantor hereby irrevocably authorize and direct the Authorized Agents to accept such service.  The Issuer and each Guarantor further agree that service of process upon the Authorized Agents and written notice of such service to the Issuer and each Guarantor, as the case may be, as set forth above shall be deemed in every respect effective service of process upon the Issuer or each Guarantor, as the case may be, in any such suit or proceeding.  Nothing herein shall affect the right of any person to serve process in any other manner permitted by law.  The Issuer and each Guarantor agree that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

The Issuer and each Guarantor hereby irrevocably waive, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby.

The provisions of this Section 12.7 are intended to be effective upon the execution of this Indenture and the Notes without any further action by the Issuer and the Guarantors, or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

SECTION 12.8  No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.9  No Personal Liability of Directors, Officers, Employees, Incorporators or Stockholders. No director, officer, employee, incorporator or shareholder of the Issuer, or any of its Subsidiaries, as such, shall have any liability for any obligations of the Issuer or any of its Subsidiaries under the Notes, this Indenture or the Guarantees herein or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.10  Currency Indemnity.  The U.S. dollar is the sole currency of account and payment for all cash sums payable by the Issuer, or any Guarantor, under this Indenture.  Any amount received or recovered in a currency other than U.S. dollar in respect of the Notes or any Guarantee (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer, any Guarantor or otherwise) by the holder in respect of any sum expressed to be due to it from the Issuer or any Guarantor will constitute a discharge of the Issuer only to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, or any Guarantee, the Issuer or the Guarantors will indemnify the recipient against any loss sustained by it as a result.  In any event the Issuer will indemnify the recipient against the cost of making any such purchase.

For the purposes of this Section 12.10, it will be sufficient for the holder to certify and provide reasonable evidence that it would have suffered a loss had an actual purchase of U.S. dollar been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollar on such date had not been practicable, on the first date on which it would have been practicable).  These indemnities constitute a separate and independent obligation from the other obligations of the Issuer and the Guarantors, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any holder and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any Guarantee or any other judgment or order.

SECTION 12.11  Currency Calculation.  Except as otherwise provided herein, the Issuer shall be responsible for making all calculations called for under this Indenture, the Notes and the Guarantees.  The Issuer or its agents shall make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on the holders.  The Issuer upon request shall provide a schedule of its calculations to the Trustee, and the Trustee shall be entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification.  The Trustee shall deliver a copy of such schedule to any holder upon the request of such holder.

SECTION 12.12  Successors.  All agreements of the Issuer and the Guarantors in this Indenture, the Notes and the Guarantees shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.13  Counterpart Originals.  All parties hereto may sign any number of copies of this Indenture.  Each signed copy or counterpart shall be an original, but all of them together shall represent one and the same agreement.

SECTION 12.14  Severability.  In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.15  Table of Contents, Headings, etc.  The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.16  Communication by Holders of the Notes with Other Holders of the Notes.  Holders of the Notes may communicate pursuant to TIA § 312(b) with other holders of the Notes with respect to their rights under this Indenture or the Notes.  The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.17  TIA Controls.  If any provision of this Indenture or the Notes limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, then the required provision of the TIA shall control.

SECTION 12.18  Acknowledgement of Remedies.  Each of the parties acknowledges, recognizes and affirms that in the event the amounts due with respect to the Notes at maturity are not fully paid off by the Issuer or Guarantors at maturity in accordance with the terms contained herein, money damages in connection with such breach shall be inadequate.  Accordingly, the parties agree that the holders shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the obligations of the Issuer and the Guarantors hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security), without any requirement to show evidence of injury or detriment to such holder arising from such failure to pay.  The Issuer and each Guarantor agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Indenture, and hereby waives (x) any defenses in any action for an injunction, specific performance or other equitable relief, including the defense that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity, (y) any requirement under law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief and (z) any requirement that any holder make a showing of irreparable harm.

SECTION 12.19  USA PATRIOT Act Section 326 Customer Identification Program.  The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account.  The parties to this Indenture agree that they will provide to Deutsche Bank Trust Company Americas such information as it may request, from time to time, in order for Deutsche Bank Trust Company Americas to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.

CENTRAL EUROPEAN MEDIA ENTERPRISES
LTD. as Issuer

By:	/s/ David Sturgeon
Name: David Sturgeon
Title: acting Chief Financial Officer

[Signature Page to Indenture]

CENTRAL EUROPEAN MEDIA ENTERPRISES
N.V. as Guarantor

By:	/s/ Daniel Penn
Name:	Daniel Penn
Title:	Managing Director

[Signature Page to Indenture]

CME MEDIA ENTERPRISES B.V. as Guarantor

By:	/s/ David Sturgeon
Name:	David Sturgeon
Title:	Managing Director

[Signature Page to Indenture]

Signed for and on behalf of

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:	Deutsche Bank National Trust Company

	By:	/s/ Rodney Gaughan
Name: Rodney Gaughan
Title: Vice President

	By:	/s/ Jacqueline Bartnick
Name: Jacqueline Bartnick
Title: Director

[Signature Page to Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Paying Agent and Transfer Agent

By: Deutsche Bank National Trust Company

By:	/s/ Rodney Gaughan
Name: Rodney Gaughan
Title: Vice President

By:	/s/ Jacqueline Bartnick
Name: Jacqueline Bartnick
Title: Director

[Signature Page to Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Registrar

By: Deutsche Bank National Trust Company

By:	/s/ Rodney Gaughan
Name: Rodney Gaughan
Title: Vice President

By:	/s/ Jacqueline Bartnick
Name: Jacqueline Bartnick
Title: Director

[Signature Page to Indenture]

EXHIBIT A

TO THE INDENTURE

[FORM OF FACE OF NOTE]

[Private Placement Legend](1)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION SPECIFIED IN AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (THE “COMPANY”) OR OTHERWISE AS PERMITTED BY LAW.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN AN INDENTURE, DATED AS OF MAY 2, 2014, BY AND AMONG THE ISSUER, AS ISSUER, CENTRAL EUROPEAN MEDIA ENTERPRISES N.V. AND CME MEDIA ENTERPRISES B.V., AS GUARANTORS, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS PAYING AGENT AND TRANSFER AGENT, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS REGISTRAR, AS MODIFIED OR SUPPLEMENTED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER). ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE THAT CONTRAVENE SUCH RESTRICTIONS SHALL BE NULL AND VOID.

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS DEBT INSTRUMENT BEARS ORIGINAL ISSUE DISCOUNT.  INFORMATION INCLUDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND THE YIELD TO MATURITY WILL BE MADE AVAILABLE TO THE HOLDER UPON REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE ISSUER AT CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., C/O CME MEDIA SERVICES LTD., KŘÍŽENECKÉHO NÁMĚSTÍ 1078/5, 152 00  PRAGUE 5 — BARRANDOV, CZECH REPUBLIC.(2)

(1)  Private Placement Legend applied to Note in accordance with Section 2.7(c) of the Indenture.

(2)  Add this paragraph if Note is issued with any OID.

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CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

15.0% Senior Secured Note due 2017

ISIN:

CUSIP:

No.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a company organized under the laws of Bermuda (the “Issuer,” which term includes any successor corporation), for value received promises to pay Cede & Co. or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on the Maturity Date.

Interest Payment Dates: June 1 and December 1, commencing December 1, 2014.

Record Dates: May 15 and November 15 immediately preceding each interest payment date.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

“Maturity Date” means the earlier of (a) the Termination Date and (b) December 1, 2017.

“Termination Date” means the date of the occurrence of any one or all of the following: (a) an acceleration of the Time Warner Term Loan Credit Facility (as defined in the Indenture), (b) any voluntary or involuntary repayment or prepayment (including through a purchase of term loans) in full of the principal amount of the obligations outstanding under the Time Warner Term Loan Credit Facility, whether or not such repayment or prepayment is permitted under the terms thereof or under the Indenture or (c) any other date on which the Time Warner Term Loan Credit Facility has been terminated and is no longer outstanding.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
as Issuer

By:
Name:
Title:

This is one of the Notes referred to in the above -mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By: Deutsche Bank National Trust Company

By:

Authorized Signatory

By:

Authorized Signatory

Dated: May 2, 2014

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[FORM OF REVERSE]

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

15.0% Senior Secured Note due 2017

(1)                                 Interest.  Central European Media Enterprises Ltd., a company organized under the laws of Bermuda (the “Issuer”), promises to pay interest on the principal amount of this Note (as defined herein) at the rate of 15.0% per annum.  Interest on this Note will be payable semi-annually in arrears on June 1 and December 1, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “interest payment date”).  Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date.

The Issuer promises to pay such interest on the Notes on any interest payment date entirely by (i) paying cash (“Cash Interest”) on such interest payment date or (ii) increasing the principal amount of the outstanding Notes (“PIK Interest”) on such interest payment date.  With respect to interest on the Notes for a semi-annual period due on an interest payment date, the Issuer may elect, at its option, to pay interest due on the Notes on such interest payment date (i) entirely in Cash Interest at the rate of 15.0% per annum (“Cash Interest Payment”) or (ii) entirely in PIK Interest at the rate of 15.0% per annum (“PIK Interest Payment”).  In order to elect to pay Cash Interest on any interest payment date, the Issuer must deliver a written notice of its election to the Trustee no later than 10 days prior to such interest payment date (the “Cash Election Deadline”) specifying that it is electing a Cash Interest Payment (and if the Issuer does not deliver such notice on or prior to the Cash Election Deadline, then a PIK Interest Payment shall be made on such interest payment date).  Notwithstanding the foregoing, the Issuer shall be deemed to have elected to make a PIK Interest Payment with respect to the entire principal amount of the Notes for all interest payment dates occurring prior to November 15, 2015.

PIK Interest on the Notes will be payable in the manner set forth in Section 2.17 of the Indenture.  Following an increase in the principal amount of the outstanding Global Notes as a result of the payment of PIK Interest, the Global Notes will bear interest on such increased principal amount from and after the date of such payment.

The Issuer shall pay interest on overdue principal and on overdue installments of interest and on any Additional Amounts as specified in the Indenture.  Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

(2)                                 Additional Amounts.  All payments under or with respect to the Notes or a Guarantee will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) imposed or levied by or on behalf of the government of the countries in which each of the Issuer, the relevant Guarantor and, in each case, any successor thereof (each, a “Payor”) is organized, or any other jurisdiction in which the relevant Payor is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made, in each case, including

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any political subdivision or any authority or agency therein or thereof having power to tax (each a “Relevant Taxing Jurisdiction”), unless the relevant Payor is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.

If a Payor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or a Guarantee, as applicable, such Payor will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by any holder after such withholding or deduction (including any such withholding or deduction in respect of such Additional Amounts) will be equal to the amount the holder would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1)                                 any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder or beneficial owner of a Note (or between a fiduciary, settlor, member, partner or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust, partnership or corporation) and the Relevant Taxing Jurisdiction including, without limitation, such holder or beneficial owner being or having been a domiciliary, national or resident thereof, or being or having been present or engaged in a trade or business therein or having had a permanent establishment or fixed based therein (other than a connection resulting from the mere receipt of such payment, the ownership or holding of such Note or enforcement of rights thereunder or under the Guarantee);

(2)                                 any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or other governmental charge;

(3)                                 any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of (or premium, if any, on), or any interest on, the Notes;

(4)                                 any Taxes that are imposed, deducted or withheld by reason of the failure to comply by the holder or the beneficial owner of a Note with a written request from the Issuer, after reasonable notice (provided that such notice must be given at least 30 days prior to the first payment date with respect to which this item applies), (A) to provide information concerning the nationality, residence, identity or connection to the Relevant Taxing Jurisdiction of the holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from or refund of all or part of such Tax;

(5)                                 any Taxes that are required to be withheld or deducted on a payment to an individual pursuant to any European Union Council Directive regarding the taxation of savings income (including European Council Directive 2003/48/EC)

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or pursuant to any law implementing, or introduced in order to conform to, any such Directive;

(6)                                 if the payment could have been made without deduction or withholding if the beneficiary of the payment had presented (where presentation is required) the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of the 30-day period);

(7)                                 any payment of principal of (or premium, if any, on) or interest on such Note to any holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note;

(8)                                 a Note presented for payment (where presentation is required) by or on behalf of a holder or beneficial owner who would have reasonably been able to avoid a withholding or deduction by presenting the relevant Note to another paying agent in a member state of the European Union; or

(9)                                 any combination of items (1) through (8) above.

Upon request, the Issuer will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts.  Copies of such documentation will be made available to the holders of the Notes upon request.

(3)                                 Method of Payment.  The Issuer shall pay interest on this Note (except defaulted interest) to the Person in whose name this Note is registered at the close of business on the Record Date for such interest.  Holders of Notes must surrender Notes to a Paying Agent to collect principal payments.  The Issuer shall pay principal and interest in U.S. dollars.  Immediately available funds for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent prior to 12.00 p.m. New York City time on the Business Day immediately preceding each interest payment date and the Maturity Date to permit the Paying Agent to pay such funds to the holders on such respective dates.

(4)                                 Paying Agent.  Initially, Deutsche Bank Trust Company Americas will act as Paying Agent.  The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar for this Note.  In the event that a Paying Agent or Transfer Agent is replaced, the Issuer will publish such notice thereof if and so long as the Notes are Global Notes and are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, in a newspaper having a general circulation in The Grand Duchy of Luxembourg (which is expected to be the

6

Luxembourg Wort) or on the website of the Luxembourg Stock Exchange at www.bourse.lu, and (in the case of Definitive Notes), in addition to such publication, mail such notice by first-class mail to each holder’s registered address.  The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar for this Note.

(5)                                 Indenture.  The Issuer issued the Notes under an Indenture, dated as of May 2, 2014 (the “Indenture”), among the Issuer, the Guarantors, Deutsche Bank Trust Company Americas, as Trustee, Deutsche Bank Trust Company Americas, as Paying Agent and Transfer Agent, and Deutsche Bank Trust Company Americas, as Registrar.  This Note is one of a duly authorized issue of Notes of the Issuer designated as its Senior Secured Notes due 2017 (the “Notes”).  The terms of the Notes include those stated in the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of the Notes are referred to the Indenture for a statement of them.  The Notes are general obligations of the Issuer.  The Notes are not limited in aggregate principal amount and Additional Notes may be issued from time to time under the Indenture, in each case subject to the terms of the Indenture.  Each holder of the Notes, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

(6)                                 Ranking.  The Notes will be general, senior secured obligations of the Issuer.  In addition, the Notes have the benefit of the senior Guarantees of certain Subsidiaries of the Issuer.

(7)                                 Optional Redemption.

The Issuer may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount thereof plus the accrued and unpaid interest to, but not including, the applicable redemption date.  Any such redemption and notice may, at the discretion of the Issuer, be subject to the satisfaction of one or more conditions precedent.

(8)                                 Notice of Redemption.  Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date in accordance with Section 12.1 of the Indenture and, in the event the Notes are in the form of Definitive Notes, by mailing first-class mail, with a copy to the Trustee, postage prepaid, to each holder’s respective address as it appears on the registration books of the Registrar.

Notes in denominations of $100 may be redeemed only in whole.  The Trustee may select for redemption portions (equal to $100 and any integral multiple of $1 in excess thereof) of the principal of Notes that have denominations larger than $100.

Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest and Additional Amounts, if any, and the only right of the holders of such Notes will be to receive payment of the Redemption Price.

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(9)                                 Change of Control Offer.  Upon the occurrence of a Change of Control Triggering Event, each holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $100, and any integral multiple of $1 in excess thereof) of such holder’s Notes at a purchase price per Note in cash equal to 101% of the principal amount of such Note plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant interest payment date), although no Note of $100 in original principal amount or less will be redeemed in part.  Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Issuer prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

(10)                          Limitation on Disposition of Assets.

In certain circumstances specified in the Indenture, the Issuer will be required to make an offer (an “Asset Disposition Offer”) to holders of Notes to purchase a specified amount of such Notes at an offer price in cash in an amount equal to 100% of the principal amount of such Notes plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

(11)                          Guarantee.  This Note is guaranteed by Central European Media Enterprises N.V. and CME Media Enterprises B.V. pursuant to the Indenture, including additional Restricted Subsidiaries that guarantee Indebtedness under the 2011 Convertible Notes.

(12)                          Denominations; Form.  The Global Notes are in registered global form, without coupons, in minimum denominations of $100 and any integral multiples of $1 in excess thereof.

(13)                          Persons Deemed Owners.  The registered holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

(14)                          Unclaimed Funds.  If funds for the payment of principal, interest, premium or Additional Amounts remain unclaimed for one year, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request.  After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

(15)                          Legal Defeasance and Covenant Defeasance.  The Issuer may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof (“Legal Defeasance”), and may be discharged from its obligations to comply with certain covenants contained in the Indenture (“Covenant Defeasance”), in each case upon satisfaction of certain conditions specified in the Indenture.

(16)                          Amendment; Supplement; Waiver.  Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the holders of a majority in principal amount of such Notes then outstanding, and, subject to certain exceptions, any past default or compliance with any provisions of the Indenture or the Notes may

8

be waived with the consent of the holders of a majority in principal amount of such Notes then outstanding.

(17)                          Restrictive Covenants.  The Indenture imposes certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to incur additional Indebtedness, make certain distributions and Restricted Payments, create certain Liens, enter into certain transactions with Affiliates and third parties, make certain Asset Dispositions, and consummate certain mergers, consolidations and amalgamations or sales of all or substantially all assets.  The limitations are subject to a number of important qualifications and exceptions.  The Issuer must annually report to the Trustee on compliance with such limitations.

(18)                          Successors.  When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

(19)                          Defaults and Remedies.  If an Event of Default (other than an Event of Default specified in clause (7) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee by notice to the Issuer or the holders of at least 25% in principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest and Additional Amounts, if any, including an accelerated payment) if and so long as the Trustee in good faith determines that withholding such notice is in their interest.

(20)                          Trustee Dealings with Issuer.  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

(21)                          No Recourse Against Others.  No director, officer, employee, or stockholder of the Issuer, any Guarantor or any Restricted Subsidiary, as such, shall have any liability for any obligations of the Issuer, any Guarantor or any Restricted Subsidiary under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

(22)                          Authentication.  This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

(23)                          Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

(24)                          ISIN and CUSIP Numbers.  The Issuer will cause ISINs and CUSIPs and/or other similar numbers to be printed on the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

(25)                          Governing Law.  The Indenture and the Notes, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York, other than as provided in Section 11.4 of the Indenture.

(26)                          Acknowledgment of Remedies.  Each of the parties acknowledges, recognizes and affirms that in the event the amounts due with respect to the Notes at maturity are not fully paid off by the Issuer or Guarantors at maturity in accordance with the terms contained herein, money damages in connection with such breach shall be inadequate.  Accordingly, the parties agree that the holders shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the obligations of the Issuer and the Guarantors hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security), without any requirement to show evidence of injury or detriment to such holder arising from such failure to pay.  The Issuer and each Guarantor agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Indenture, and hereby waives (x) any defenses in any action for an injunction, specific performance or other equitable relief, including the defense that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity, (y) any requirement under law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief and (z) any requirement that any holder make a showing of irreparable harm.

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ASSIGNMENT FORM

To assign this Note fill in the form below:

I or we assign and transfer this Note to                                                     (Print or type assignee’s name, address and zip code) (Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                                                                           agent to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:

[Sign exactly as your name appears on the other side of this Note.]

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SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be $                   .  The following decreases/increases in the principal amount at maturity of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount at Maturity	Increase in Principal Amount at Maturity	Total Principal Amount at Maturity Following such Decrease/ Increase	Notation Made by or on Behalf of Trustee

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.9 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.9 [     ] Section 4.14 [     ]

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.9 or Section 4.14 of the Indenture, state the amount: $

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

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EXHIBIT B
TO THE INDENTURE

FORM OF SUPPLEMENTAL INDENTURE

This Supplemental Indenture, dated as of [                            ] (this “Supplemental Indenture” or “Guarantee”), among [name of additional Guarantor] (the “Additional Guarantor”), Central European Media Enterprises Ltd. (together with its successors and assigns, the “Issuer”), Central European Media Enterprises N.V. and CME Media Enterprises B.V. (collectively, the “Guarantors”) and each other then existing Guarantor under the Indenture referred to below, Deutsche Bank Trust Company Americas, as Trustee, Deutsche Bank Trust Company Americas, as Paying Agent and Transfer Agent, and Deutsche Bank Trust Company Americas, as Registrar, under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors and the Trustee and the other parties thereto have heretofore executed and delivered an Indenture, dated as of May 2, 2014 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of Senior Secured Notes due 2017 of the Issuer (the “Notes”);

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any holder of the Notes, to add guarantees with respect to the Notes;

WHEREAS, each party hereto has duly authorized the execution and delivery of this Supplemental Indenture and has done all things necessary to make this Supplemental Indenture a valid agreement in accordance with its terms;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantor, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

ARTICLE I

Definitions

SECTION 1.1.  Defined Terms.  As used in this Supplemental Indenture, terms defined in this Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Guarantee shall refer to the holders of the Notes and the Trustee acting on behalf or for the benefit of such holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1.  Agreement to be Bound.  The Additional Guarantor hereby becomes a party to this Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under this Indenture.  The Additional Guarantor agrees to be bound by all of the provisions of this Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under this Indenture.

SECTION 2.2.  Guarantee.  Subject to the terms of this Indenture, the Additional Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Issuer’s Obligations under this Indenture and the Notes, including the payment of principal, premium, if any, interest and Additional Amounts, if any, on the Notes, pursuant to Article 10 of this Indenture on a senior secured basis.

ARTICLE III

Miscellaneous

SECTION 3.1.  Notices.  All notices and other communications to the Additional Guarantor shall be given as provided in this Indenture to the Additional Guarantor, at its address set forth below, with a copy to the Issuer as provided in this Indenture for notices to the Issuer.

SECTION 3.2.  Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the holders of the Notes and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or this Indenture or any provision herein or therein contained.

SECTION 3.3.  Governing Law.  This Supplemental Indenture shall be governed by the laws of the State of New York.

SECTION 3.4.  Severability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, this Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of this Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.6 Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7.  Headings.  The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.8.  Successors.  All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors and assigns, whether so expressed or not.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[ADDITIONAL GUARANTOR],

as a Guarantor

By:
Name:
Title:

Signed for and on behalf of,
[ ], as Trustee

By:
Name:
Title:

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
as Issuer

By:
Name:
Title:

CENTRAL EUROPEAN MEDIA ENTERPRISES N.V. as Guarantor

By:
Name:
Title:

CME MEDIA ENTERPRISES B.V. as Guarantor

By:
Name:
Title:

Signed for and on behalf of,
[ ],
as Registrar

By:
Name:
Title:

[Other Guarantors]

By:
Name:
Title:

EXHIBIT C

TO THE INDENTURE

FORM OF CERTIFICATE OF TRANSFER

[Issuer Name, Address and Contact Information]

cc:                                [Trustee]

Re: 15.0% Senior Secured Note due 2017

Reference is hereby made to the Indenture, dated as of May 2, 2014 among (i) CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a company incorporated under the laws of Bermuda (the “Issuer”), (ii) CENTRAL EUROPEAN MEDIA ENTERPRISES N.V., a company organized under the laws of the former Netherland Antilles and existing under the laws of Curacao, (iii) CME MEDIA ENTERPRISES B.V., a private limited liability company organized and existing under the laws of the Netherlands, (iv) Deutsche Bank Trust Company Americas, as Trustee, (v) Deutsche Bank Trust Company Americas, as Paying Agent and Transfer Agent, and (vi) Deutsche Bank Trust Company Americas, as Registrar. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[                                        ] (the “ Owner “) owns and proposes to exchange the Note[s] or interest in such Note[s] in Annex A hereto, in the principal amount of $[              ] in such Note[s] or interests (the “Transfer “), to                                    (the “Transferee”) as further specified in Annex A hereto. In connection with the Transfer, the Owner hereby certifies that:

1) ☐ Check if Transfer is from Private Placement Definitive Note to beneficial interest in a Private Placement Global Note. In connection with the Transfer of the Owner’s Private Placement Definitive Note for a beneficial interest in the Private Placement Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Transfer has been effected in compliance with the transfer restrictions applicable to the Private Placement Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Private Placement Global Note and in the Indenture and the Securities Act.

2) ☐ Check if Transfer is from Private Placement Definitive Note to beneficial interest in a Private Placement Global Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer of the Private Placement Definitive Note to a beneficial interest in the Private Placement Global Note is being effected in compliance with the transfer restrictions applicable to beneficial interests in Private Placement Global Notes and Private Placement Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Owner hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof.

3) ☐ Check if Transfer is from Private Placement Definitive Note to beneficial interests in a Registered Global Note. In connection with the Owner’s Transfer of a Private Placement Definitive Note for a beneficial interest in a Registered Global Note of the same series, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Transfer has been effected in compliance with the transfer restrictions applicable to Private Placement Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

4) ☐ Check if Transferee will take delivery of a beneficial interest in a Registered Global Note.

(a) ☐ Such Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Private Placement Definitive Notes and in the Indenture.

(b) ☐ Such Transfer is pursuant to other exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Private Placement Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated                                        , 20      .

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

The Transferor owns a and proposes to transfer the following Private Placement Definitive Note [([ISIN:        ][CUSIP:          ])], after the Transfer the Transferee will hold a beneficial interest in the:

[CHECK ONE]

(a) ☐ Private Placement Global Note [([ISIN:        ][CUSIP:          ])], or

(b) ☐ Registered Global Note [([ISIN:        ][CUSIP:          ])].